EXHIBIT 4.4

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Dated 23 December 2014

RECKITT BENCKISER PLC

and

RBP GLOBAL HOLDINGS LIMITED

TRANSITIONAL SERVICES AGREEMENT

Slaughter and May

One Bunhill Row

London EC1Y 8YY

(RLC/SHZG)

TRANSITIONAL SERVICES AGREEMENT

33.	Further assurance	44

34.	Notices	45

35.	Counterparts	46

36.	Contracts (Rights of Third Parties) Act 1999	46

37.	Governing law and Jurisdiction	46

Schedule 1 (Transitional Services)		47

Schedule 2 (Personnel)		50

Schedule 3 (Separation)		58

Schedule 4 (The Property)		62

Schedule 5 (Intragroup Agreements)		208

Schedule 6 (Marketing Authorisation)		213

THIS AGREEMENT is made 23 December 2014

BETWEEN:

(1)                                 RECKITT BENCKISER PLC whose registered office at 103-105 Bath Road, Slough, Berkshire SL1 3UH (registered in England and Wales No. 00527217) (the “Provider”);

AND

(2)                                 RBP GLOBAL HOLDINGS LIMITED whose registered office at 103-105 Bath Road, Slough, Berkshire SL1 3UH (registered in England and Wales No. 08721708 ) (the “Recipient”).

WHEREAS:

(A)                               Reckitt Benckiser Group PLC and lndivior PLC have entered into the Demerger Agreement setting out the terms and conditions pursuant to which Reckitt Benckiser Group PLC will demerge its interest in the lndivior Business by way of an indirect dividend demerger. The Demerger Agreement provides that this Agreement be entered into upon Completion of the Demerger.

(B)                               As at Completion, the Recipient will be the intermediate holding company of the lndivior Business and the lndivior Group Companies (other than lndivior).

(C)                               In connection therewith, with effect from the Commencement Date, the Provider has agreed to provide or procure the provision of certain Transitional Services to the Recipient in accordance with and subject to the terms of this Agreement.

WHEREBY IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Unless the context of this Agreement provides otherwise, terms and expressions used in this Agreement shall have the meanings set out below:

“Adequate Country”

means: (i) a country within the European Economic Area; or (ii) a country or territory which has been subject to a finding of the European Commission, under the procedure provided for in Article 31 (2) of the Data Protection Directive that it ensures an adequate level of protection within the meaning of Article 25(2) of the Data Protection Directive;

“Applicable Laws”	means all applicable statutes and laws, and orders and regulations of any Governmental Entity;

“Ancillary Agreements”	has the meaning given to that term in the Demerger Agreement;

“APIs”	means the active pharmaceutical ingredients, as defined in the Copacker Supply Agreement;

“Assumed Transferring	has the meaning given to that term in Part A of Schedule

Employees”	2;

“Australian TSA”	means the transitional services agreement entered into by (1) Reckitt Benckiser (Australia) Pty Ltd and (2) RB Pharmaceuticals Pty Ltd on 30 June 2014;

“Business Day”	means a day (other than a Saturday or Sunday) on which banks are open for business in London, UK and Richmond, Virginia, USA (other than solely for trading or settlement in euro);

“Canadian Employees”	means those employees listed under “Canada” in Paragraph 6 of Part B of Schedule 2 (together with any additional individuals as agreed in writing by the parties);

“Canadian Employee Trigger Event”

means the date agreed between the Provider and the Recipient when the Recipient’s local representative has appropriate management systems in place, including but not limited to the management of the activities performed by the Canadian Employees, which is anticipated to be 1 January 2015 or any other time as agreed between the parties in writing up to 12 months thereafter;

“Change”	has the meaning given to that term in Clause 8.2;

“Change Impact Statement”	has the meaning given to that term in Clause 8.4;

“Claiming Party”	has the meaning given to that term in Clause 24;

“Codes”

means the Provider Group Members’ codes of conduct and policies relating to its IT Systems and security of its IT Systems, as amended from time to time and in each case to the extent notified to the Recipient (on behalf of the Recipient Group Members);

“Commencement Date”	means the date of this Agreement;

“Complete Separation”

means the point at which the Recipient Group is operationally independent and, where applicable, has contracted directly with third party providers to provide the necessary services required to conduct the Recipient Group’s business and has terminated each of the Transitional Services arrangements put in place pursuant to this Agreement;

“Completion”	has the meaning given to that term in the Demerger Agreement;

“Contract”	means any contract or contractual arrangement between any of the Provider Group Members and any Third Party Provider;

“Contract Alteration”	has the meaning given to that term in Clause 23.7;

“Copacker Supply Agreement”	means the supply agreement between Reckitt Benckiser Healthcare (UK) Limited and RB Pharmaceuticals Limited dated on or around the date of this Agreement;

“Costs”

means charges and reasonable costs (including legal costs) and expenses (other than, in each case, tax), in each case properly incurred and of an out-of-pocket nature, together with any amounts in respect of VAT comprised in such charges, costs and expenses but only to the extent not recoverable;

“Data Controller”	means any person which alone or jointly with others determines the purposes and means of the Processing of the Recipient Group Members’ Personal Data;

“Data Processor”	means any person who processes Recipient Group Members’ Personal Data on behalf of the Recipient Group Members;

“Data Protection Directive”

means Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data;

“Data Protection Law”

means all laws, statutes, treaties, instruments, directives, rules, orders, regulations, codes or other laws or legislation (including secondary or subordinate legislation) or other binding or advisory legislative or regulatory provisions, whether national, European Union, federal, state or local applicable in the jurisdictions in which the Provider Group Members, the Recipient Group Members or any person in possession of the Recipient Group Members’ Personal Data are located;

“Data Protection Applicable Law”	means all Data Protection Law relating to personal data and privacy;

“Data Subject”	means a living individual who is the subject of Personal Data;

“Defaulting Party”	has the meaning given to that term in Clause 22;

“Demerger”	has the meaning given to that term in the Demerger Agreement;

“Demerger Agreement”	means the agreement entered into by (1) Reckitt Benckiser Group pic and (2) lndivior PLC dated 17 November 2014;

“Detailing Agreements”	means those agreements referred to under the term ‘ISA’ in paragraphs 1.1 and 2.1 of Schedule 5, as amended, revised, varied or novated from time to time;

“Dutch Distribution Agreement”	means the agreement entered into by (1) RB Pharmaceuticals Limited and (2) Reckitt Benckiser Healthcare BV dated 21 October 2014;

“Entire Agreement Documents”	has the meaning given to that term in Clause 31.1;

“Existing Supply Agreement”	means the agreement to be entered into by (1) Reckitt Benckiser Healthcare (UK) Limited and (2) RB

Pharmaceuticals Limited on or around the Commencement Date setting out the terms on which Reckitt Benckiser Healthcare (UK) Limited manufactures buprenorphine API and finished products and RB Pharmaceuticals Limited purchases buprenorphine API and finished products;

“Expiry Costs”

means the Costs, losses and liabilities incurred in connection with terminating any Contract in accordance with its terms other than where such cessation or termination is due to any act or omission on the part of the Provider Group Members;

“Expiry Date”

means, in respect of a Transitional Service, the earlier of: (i) the date on which the relevant Service Period expires; or (ii) the date on which the relevant Transitional Service is terminated pursuant to Clause 22 or Clause 24;

“FCP”	means the fine chemical plant at Dansom Lane, Hull, HUB 7DS;

“Force Majeure”	has the meaning given in Clause 24.1;

“Freehold Property”	means each freehold property at which Transitional Services are to be provided or procured to be provided by the Provider Group Members under this Agreement, as specified in Part A of Schedule 4;

“Government Entity”

means any court, administrative body, local authority or other governmental or quasi-governmental entity with competent jurisdiction, any supra-national, national, federal, state, municipal, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body, private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or other governmental entity;

“Group”

means, with respect to:

(i)    the Provider, the Provider, its subsidiaries and subsidiary undertakings, any holding company of that party and all other subsidiaries and subsidiary undertakings of any such holding company from time to time (but excluding any member of the Group (as defined in the Demerger Agreement)); and

(ii)   the Recipient, the Recipient and any other member of the Group (as defined in the Demerger Agreement);

“Group Contract”	has the meaning given to that term in Clause 2.5;

“Indivior”	means lndivior PLC whose registered address is at 103 - 105 Bath Road, Slough, Berkshire SL 1 3UH (registered in England and Wales No. 09237894);

“Indivior Business”	has the meaning given to that term in the Demerger Agreement;

“Indivior Group Companies”	has the meaning given to that term in the Demerger Agreement;

“Intellectual Property”

means patents, trade marks, rights in databases, rights in designs and copyrights (including, without limitation, rights in computer software) (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

“Investigation”	has the meaning given to that term in Clause 33.3;

“IT Systems”

means the information technology and telecommunications systems (including, without limitation, all hardware, software, networks and peripherals) owned or used from time to time by a party or a member of its Group;

“Landlord”	means the landlord of a Leasehold Property;

“Leased Equipment”	has the meaning given to that term in Schedule 4;

“Leasehold Property”	means each leasehold property at which Transitional Services are to be provided or procured to be provided by the Provider under this Agreement, as specified in Part B of Schedule 4;

“License”

means the right to use and occupy all those parts of each Property made available for the purposes of the relevant part of the business of the Recipient Group Members at the date of this Agreement (whether or not actually used by the Recipient Group Members) and (on a non-exclusive basis) the common parts of the Property including access ways, toilets and kitchens;

“Marketing Authorisation Documentation”	has the meaning given to it in paragraph 1.5 of Schedule 6;

“Marketing Authorisation Holder”	means the holder of the relevant Marketing Authorisations;

“Marketing Authorisation Re-registration	has the meaning given to it in Paragraph 1.1 (B) of Schedule 6;

“Marketing Authorisation Re-registration Date”	means the date on which the relevant Governmental Entity approves, or is deemed to approve, the relevant Marketing Authorisation Re-registration;

“Marketing Authorisation Transfer”	has the meaning given to it in paragraph 1.1 Schedule 6;

“Marketing Authorisation Transfer Date”	means the date on which the relevant Governmental Entity approves, or is deemed to approve, the relevant Marketing Authorisation Transfer;

“Marketing Authorisation Transferee”

means the relevant Recipient Group Member or where no Recipient Group Member satisfies the requirements under Applicable Law to be transferred the relevant Marketing Authorisation, such third party as is nominated by the Recipient, in either case to whom the relevant Marketing Authorisation is to be transferred;

“Marketing Authorisations”

means the marketing authorisations issued in Taiwan, Switzerland and New Zealand and held by a Provider Group Member on behalf of a Recipient Group Member, with respect to the Products and all supplements, amendments and revisions thereto;

“Market(s)”	means the market or markets in which the Products are marketed and sold under the relevant Marketing Authorisation;

“Non-claiming Party”	has the meaning given to that term in Clause 24.2;

“Offer Transferring Employees”	has the meaning given to that term in Part A of Schedule 2;

“Omitted Transitional Service”	has the meaning given to that term in Clause 8.5;

“Personal Data”

means any information relating to a living individual that directly or indirectly identifies (or could reasonably be used to identify) that individual, and any analogous definition in Data Protection Applicable Law to the extent that such definition is broader;

“Plant Day”	means the day on which the Recipient takes operational control of the FCP, such day to be 1 April 2015 or any other date within the 12 months thereafter as agreed between the parties in writing;

“Premises”	means that part of each Property which the Recipient Group Members are entitled to use pursuant to the Licence;

“Proceedings”

means any proceeding, suit or action arising out of or in connection with this Agreement or with the negotiation, existence, validity or enforceability of this Agreement, whether contractual or non-contractual;

“Process” or “Processing”

means any operation or set of operations which is taken as regards Personal Data whether or not it occurs by manual or automatic means, including without limitation collection, recording, organisation, use, transfer, disclosure, storage, manipulation, combination, protection, deletion and erasure of Personal Data and any other activities that are considered to be processing of Personal Data under Data Protection Applicable Law;

“Products”	means the Suboxone Tablets, the Suboxone Film and Subutex;

“Property”	means each Leasehold Property and each Freehold Property;

“Provider Group Member”	has the meaning given to that term in Clause 2.1;

“Provider Personnel”

means any sub-contractors, agents or delegates (including for the avoidance of doubt, any Third Party Provider) from time to time of: (i) the Provider; and/or (ii) any member of the Provider Group who in either such case are engaged in the provision of the Transitional Services;

“R&D Services Agreement”

means the agreement to be entered into by (1) Reckitt Benckiser Healthcare (UK) Limited and (2) RB Pharmaceuticals Limited on the Commencement Date setting out the terms on which each of Reckitt Benckiser Healthcare (UK) Limited and RB Pharmaceuticals Limited (on behalf of such party’s group, as applicable) will provide research and development services to the other party (on behalf of such party’s group);

“Recipient Group Member”	has the meaning given to that term in Clause 2.1;

“Recipient’s Local Representative”	has the meaning given to that term in Clause 4.1;

“Redundant Employee”	has the meaning given to that term in Part B of Schedule 2;

“Regulations”

means, in the United Kingdom, TUPE, in other European Union countries the equivalent local legislation enacted under Council Directive 2001/23/EC, and in any other applicable jurisdiction any equivalent local legislation providing for an automatic transfer of employment in connection with a business transfer or service provision change;

“Representative”	has the meaning given to that term in Clause 16.2’

“Replacement Service Provider”	means the person who from the end of the relevant Service Period provides the Services to the Recipient Group Members by way of replacement of the Provider Group Members;

“Safety Data Exchange Agreement”	means those agreements referred to under the term ‘SDEA’ set out in paragraphs 1.1 and 2.1 of Schedule 5, as amended, revised, varied or novated from time to time;

“Security Suspension”	has the meaning given to that term in Clause 15.2;

“Sensitive Personal Data”

means Personal Data consisting of information as to: (i) a Data Subject’s racial or ethnic origin, political opinions, religious beliefs or other beliefs of a similar nature, membership of a trade union, physical or mental health or condition or sexual life; (ii) the commission or alleged commission by a Data Subject of any offence; or (iii) any proceedings for any offence committed or alleged to have been committed by a Data Subject, the disposal of such proceedings or the sentence of any court in such proceedings;

“Separation”	has the meaning given to that term in Schedule 3 (Separation);

“Separation Committee”	has the meaning given to that term in the Demerger Agreement;

“Separation Project Plan”	has the meaning given to that term in Schedule 3;

“Separation Projects”	has the meaning given to that term in Schedule 3;

“Separation Timetable”	has the meaning given to that term in Schedule 3;

“Service Charges”	means, with respect to each Transitional Service, those charges set out in the row marked “Service Charge” of the section in Schedule 1 corresponding to such Transitional Service;

“Service Level”

means, with respect to each Transitional Service, the standard as set out in Clause 9 and, where expressly specified, as set out in the row named “Service Level” in Schedule 1 corresponding to such Transitional Service;

“Service Period”

means, with respect to each Transitional Service, the period of time for which such service will be provided, as set out in the row marked “Service Period” in Schedule 1 corresponding to such Transitional Service, such period to run from the Commencement Date and to include (where the context requires) any periods of extension agreed by the parties in accordance with Clause 9.4 or Clause 22.7;

“Singapore Central Team”	means those employees listed under “Singapore” in Paragraph 6 of Part B of Schedule 2 (together with any additional individuals as agreed in writing by the parties);

“Singapore Central Team Trigger Event”

means the date agreed by the Provider and the Recipient when the following occurs:

(A)                 either:

(i)                                the incorporation by the Recipient of a direct or indirect subsidiary company in Singapore; or

(ii)                             the Recipient setting up a branch in Singapore (either of (i) and (ii) being the “Recipient’s Local Representative”); and

(B)                 the Recipient’s Local Representative has appropriate management systems in place, including but not limited to the management of the activities performed by the Singapore Central Team, but in any event no later than 31 December 2015;

“Suboxone Tablets”	means a Buprenorphine and Naloxone-based sublingual tablet for the treatment of opioid dependence;

“Suboxone Film”	means a Buprenorphine and Naloxone-based sublingual film for the treatment of opioid dependence;

“Subutex”	means a Buprenorphine sublingual tablet for the treatment of opioid dependence;

“Successor”	has the meaning given to that term in Clause 22.7;

“Swiss Distribution Agreement”	means the agreement entered into by (1) RB Pharmaceuticals Limited and (2) Reckitt Benckiser (Switzerland) AG dated 17 October 2014.

“Tax Authority”	has the meaning given to that term in the Demerger Tax Deed;

“Technical Agreements”	means those agreements referred to under the term ‘TA’ in paragraphs 1.1 and 2.1 of Schedule 5, as amended, revised, varied or novated from time to time (subject to Clause 4.6);

“Termination Assistance Period”

means the period of time that (i) commences on a date specified by the Recipient with respect to one or more of the Transitional Services that it has given notice to terminate or which are scheduled to expire within the next 3 months; and (ii) terminates on a date specified by the Recipient, provided that such date occurs no later than 6 months following the date of termination or expiration of that Transitional Service;

“Termination Assistance Services”	has the meaning given to that term in Clause 22.7;

“Termination Date”	has the meaning given to that term in Part B of Schedule 2;

“Third Party Consent”	has the meaning given to that term in Clause 7.1;

“Third Party Data Protection Provider”

means any person (other than an employee, director or officer of Counterparty) to whom any Recipient Group Members’ Personal Data is disclosed or transferred by or on behalf of the Provider Group Members;

“Third Party Group Member”	has the meaning given to the term in Clause 36.1;

“Third Party Provider”

means any third party supplier who is engaged by any member of the Provider Group to provide:

(i)                           a Transitional Service (or part thereof); or

(ii)                        goods or services that are used in the provision of a Transitional Service (or part thereof);

“Transfer Date”	means the occurrence of, as applicable, (i) the Singapore Central Team Trigger Event, or (ii) the Canadian

Employee Trigger Event, or the cessation of the provision of the relevant (i) services under each of the Detailing Agreements, or (ii) Transitional Services by a Provider Group Member or by any Provider Personnel or (iii) services under the Existing Supply Agreement as a result of which the Parties intend that certain of the Transferring Employees’ employment will transfer to a Recipient Group Member or Replacement Service Provider, as applicable;

“Transferring Employees”	means the Assumed Transferring Employees listed in Part A of Schedule 2 and the Offer Transferring Employees listed in Part B of Schedule 2;

“Transitional Services”

means the transitional services set out in Schedule 1 and each of them as the context so requires (and such other services as are reasonably: (i) inherent in; (ii) incidental to; or (iii) necessary for the receipt of such services or as may be agreed in writing between the parties to be Transitional Services under this Agreement from time to time);

“Trigger Event”	has the meaning given to that term in Clause 4.1;

“TUPE”	means the Transfer of Undertakings (Protection of Employees) Regulations 2006 (SI 2006/246), as amended from time to time);

“UK Demerger Tax Deed”	has the meaning given to that term in the Demerger Agreement;

“Unauthorised Use”

means any access or use of the IT Systems of the Provider Group Members or any access, use or disclosure of any information, data or code (whether source code or object code) which is contained in, or utilised by, the IT Systems of the Provider Group Members which (in each case) is not expressly permitted by this Agreement or is outside the scope of its intended use under this Agreement (having regard to its use during the 6 month period prior to the Commencement Date) or is outside the scope of the applicable Third Party Consent (if relevant);

“US Safe Harbour Entity”	means an entity listed on the safe harbour list maintained by the US Department of Commerce in relation to European Commission Decision 2000/520/EC;

“US Tax Sharing Agreement”	has the meaning given to that term in the Demerger Agreement;

“VAT”	has the meaning given to that term in the UK Demerger Tax Deed; and

“Working Hours”	means 9 a.m. to 5 p.m. on a Business Day.

In this Agreement, unless otherwise specified:

(A)                               references to clauses, sub-clauses, paragraphs, sub-paragraphs, Recitals and Schedules are to clauses, sub-clauses, paragraphs, sub-paragraphs of and Recitals and Schedules to this Agreement;

(B)                               the Schedules and any attachments form part of this Agreement and the Schedules shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules. In the event of any conflict between any provision of the body of this Agreement and a Schedule, the provisions of the body of this Agreement shall prevail;

(C)                               headings and titles to clauses and Schedules are for convenience only and do not affect the interpretation of this Agreement;

(D)                               a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted except to the extent that any amendment or modification made after the date of this Agreement would increase or alter the liability of the Provider or the Recipient under this Agreement;

(E)                                references to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

(F)                                 references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

(G)                               the expressions “holding company”, “subsidiary” and “wholly-owned subsidiary” shall have the meaning given in the Companies Act 2006;

(H)                              references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(I)                                   references to times of the day are to London time and references to a month are to a calendar month;

(J)                                   references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term; and

(K)                               unless specified to the contrary, references to “indemnify” and “indemnifying” any person against any circumstance include indemnifying and keeping him harmless on an after-Tax basis from all actions, claims, demands and proceedings from time to time made against that person and all liabilities, loss, damages, payments, costs and expenses made or incurred by that person to the extent that they arise directly in consequence of that circumstance.

2.                                      Transitional services

2.1                               The Provider is entering into this Agreement for and on behalf of itself and as agent for each other relevant member of its Group that is to provide any of the Transitional Services under this Agreement (each of the Provider and each such member of the Provider’s Group being a “Provider Group Member”) and the Recipient is entering into this Agreement for and on behalf of itself and as agent for each other member of its Group that is nominated by the Recipient from time to time to receive any of the Transitional Services under this Agreement (each of the Recipient and each such member of the Recipient’s Group being a “Recipient Group Member”).

2.2                               In consideration of the payment of the Service Charges by the Recipient (on behalf of the relevant Recipient Group Member) in accordance with Clause 10, and subject always to Clause 7.4, the relevant Provider Group Member shall provide each of the Transitional Services as set out in this Agreement to such Recipient Group Member as the Recipient may direct for the applicable Service Period on the terms and subject to the conditions of this Agreement.

2.3                               Where a Provider Group Member other than the Provider is obliged to provide any of the Transitional Services or perform any other obligation under this Agreement, the Provider shall procure and ensure that the relevant Provider Group Member complies with the obligations which are expressed to be obligations of the relevant Provider Group Member under this Agreement. Where a Recipient Group Member (other than the Recipient) is entitled to receive any of the Transitional Services under this Agreement or obliged to perform any obligation under this Agreement, the Recipient shall procure and ensure that the relevant Recipient Group Member complies with the obligations which are expressed to be obligations of the relevant Recipient Group Member under this Agreement.

2.4                               The Recipient acknowledges the intention of both parties to this Agreement is that, for those Transitional Services which do not have a Service Period, this Agreement is to be a temporary arrangement only and, accordingly, undertakes to use its reasonable endeavours to arrange provision either in-house or by a third party of equivalent or alternative services to the applicable Transitional Services as soon as reasonably possible and to serve notice on the Provider to terminate the relevant provisions of this Agreement in accordance with Clause 22.3 promptly following commencement of such replacement services.

2.5                               Subject to Clauses 3, 4, and 5, if there are any agreements or contractual arrangements with third parties which have been entered into by any Provider Group Member or by any Recipient Group Member in relation to matters which affect both the Provider’s Group and the Indivior Business or have been entered into by both a Provider Group Member and Recipient Group Member each in respect of its respective business (a “Group Contract”) then the Provider (on behalf of the Provider Group Members) and the Recipient (on behalf of the Recipient Group Members) shall co-operate fully to procure, so far as is practicable or desirable to both and PROVIDED THAT such agreement or contractual arrangement does not form the basis of a Transitional Service, that such Group Contracts are terminated as soon as possible and replaced by such separate agreements or contractual arrangements as may be considered necessary or appropriate between such third parties on the one hand and the relevant Provider Group Member and Recipient Group Member on the other hand.

3.                                      Dutch Distribution Agreement and Swiss Distribution Agreement

3.1                               The Provider and Recipient agree that the Dutch Distribution Agreement and the Swiss Distribution Agreement shall continue in full force and effect until such time as each of those agreements are terminated in accordance with the terms and conditions set out therein.

3.2                               On termination of the Dutch Distribution Agreement or the Swiss Distribution Agreement, the provisions of Clauses 19.7 and 19.8 (Wrong Pocket) of the Demerger Agreement shall apply with respect to any property, business or other assets that are in the ownership (or, in the case of rights in business information, possession) of such Provider Group Members and Recipient Group Members as are party to the relevant agreement.

4.                                      Detailing Agreements and associated agreements

4.1                               The Provider (on behalf of the relevant Provider Group Member) and the Recipient (on behalf of the relevant Recipient Group Member) shall procure that each of the Detailing Agreements be terminated in each case as soon as reasonably practicable following the occurrence of the following events and in accordance with Clause 4.2:

(A)                               either:

(i)            the incorporation by the Recipient of a direct or indirect subsidiary company in the relevant jurisdiction; or

(ii)           the Recipient setting up a branch in the relevant jurisdiction; or

(iii)          the Recipient entering into an agreement with a third party distributor pursuant to which that third party distributor will operate and manage the distribution of the Products on behalf of the Recipient in the relevant jurisdiction (any of (i), (ii) and (iii) being the “Recipient’s Local Representative”); and

(B)                               the approval by the local regulatory authorities in the relevant jurisdiction of the Recipient’s Local Representative as an appropriate party to perform the necessary sales and marketing services, including but not limited to, as appropriate, the transfer of the relevant Marketing Authorisation (if applicable), the granting of appropriate wholesale dealers licences and controlled drugs licences (if applicable) and confirmation that the Recipient’s Local Representative has appropriate quality management systems and security arrangements and storage of Products in relation to marketing and selling the Products (if applicable); and

(C)                               the Recipient’s Local Representative has appropriate management systems in place, including but not limited to the management of the activities performed under the Detailing Agreement, each such event a “Trigger Event”.

4.2                               The Recipient shall use its reasonable endeavours to procure that the Trigger Events occur in respect of each of the Detailing Agreements as soon as reasonably practicable after the Commencement Date.

4.3                               The Recipient shall provide written confirmation to the Provider within 10 Business Days of the occurrence of a Trigger Event as applicable for each of the Detailing Agreements. Upon receipt by the Provider of the notification from the Recipient confirming that the last Trigger Event has occurred in respect of one of the Detailing Agreements, that Detailing Agreement may be terminated by either party providing no less than (unless otherwise agreed in writing) one month’s written notice to the other and in any event each Detailing Agreement shall be terminated no later than six months following the occurrence of the last Trigger Event relating to that Detailing Agreement.

4.4                               For the avoidance of doubt, each of the Technical Agreements (subject to Clause 4.6) and Safety Data Exchange Agreements relating to each of the Detailing Agreements shall terminate in accordance with their terms (except to the extent set out in clause 4.5) at the same time as the relevant Detailing Agreement is terminated in accordance with this Clause 4.

4.5                               Notwithstanding the termination of the Safety Data Exchange Agreements in accordance with Clause 4.4, the relevant Provider Group Company shall continue to perform all its pharmacovigilance obligations as set out in the Safety Data Exchange Agreements, which, by their nature, are intended to survive in order for the Recipient to comply with applicable legal and regulatory pharmacovigilance requirements.

4.6                               In respect of the Technical Agreement set out in paragraph 2.1 of Schedule 5 in relation to Taiwan that has been entered into between RB Pharmaceuticals Limited, Reckitt Benckiser (Taiwan) Limited and Zuellig Pharma Inc. the parties acknowledge that: (i) Reckitt Benckiser (Taiwan) Limited’s obligations under such Technical Agreement shall, save as set out in (ii) below, terminate when Reckitt Benckiser (Taiwan) Limited ceases to be the Marketing Authorisation holder for the relevant products and therefore the parties shall procure that RB Pharmaceuticals Limited and Reckitt Benckiser (Taiwan) Limited use all reasonable endeavours to obtain Zuellig Pharma Inc.’s consent to terminate such Technical Agreement with full effect from such transfer; and (ii) notwithstanding the termination set out in (i) above, Reckitt Benckiser (Taiwan) Limited shall continue to perform all its pharmacovigilance obligations as set out in such Technical Agreement, which, by their nature, are intended to survive in order for the parties thereto to comply with applicable legal and regulatory pharmacovigilance requirements.

4.7                               On termination of each Detailing Agreement, the provisions of Clauses 19.7 and 19.8 (Wrong Pocket) of the Demerger Agreement shall apply with respect to any property, business or other assets that are in the ownership (or, in the case of rights in business information, possession) of such Provider Group Members or Recipient Group Members as are party to such agreement.

4.8                               The Provider and the Recipient shall procure that, on or before the Commencement Date, clause 3 in each of the Detailing Agreements (setting out the fees to be paid by the relevant Recipient Group Member to the relevant Provider Group Member pursuant to the terms of each such Detailing Agreement) shall be amended to read as follows: “The fee for the Services will be the direct costs of the Provider’s staff providing the Services (including salaries, benefits (including car allowance), pension contributions, and all associated costs payable by the Provider to its staff, or to any tax or similar authorities in respect of such staff) plus a profit mark up on such costs of [***]%, together with a fee to cover indirect costs calculated in accordance with the Service Charges set out in Schedule 1 of the Transitional Services Agreement between Reckitt Benckiser PLC and RBP Global Holdings Limited dated on or around 23 December 2014”.

4.9                               If the relevant Recipient Group Member needs to or continues to occupy relevant Premises after the termination of the relevant Detailing Agreement, the provision of the relevant Licence, ancillary office services and their cost shall be on terms (including as to Service Charges) as set out in Schedule 1.

4.10                        The Provider and the Recipient shall procure that, on or before the Commencement Date, clause 4(1) in each of the Detailing Agreements (setting out the invoicing arrangements for fees under such Detailing Agreement) shall be amended to read as follows: “The Provider shall submit invoices for the Fee monthly, in arrear, on the last business day of each month in respect of the Services provided since the previous invoice”.

4.11                        As regards the Detailing Agreement set out in paragraph 1.1 of Schedule 5 in relation to Slovenia, the Recipient and the Provider shall procure that RB Pharmaceuticals Limited and Reckitt Benckiser (Magyarorszag) Kft (respectively) enter into a detailing agreement as soon as reasonably practicable with an effective date of 1 October 2014 substantially on the terms of the draft agreement, a copy of which has been initialled by the parties and marked “A” for the purposes of identification.

4.12                        As regards the Safety Data Exchange Agreement set out in paragraph 1.1 of Schedule 5 in relation to Slovenia, the Recipient and the Provider shall procure that RB Pharmaceuticals Limited and Reckitt Benckiser (Magyarorszag) Kft (respectively) enter into a safety data exchange agreement as soon as reasonably practicable with an effective date of 1 October 2014 on substantially the same terms as the Safety Data Exchange Agreement set out in paragraph 1.1 of Schedule 5 in relation to Spain.

4.13                        As regards the Safety Data Exchange Agreement set out in paragraph 2.1 of Schedule 5 in relation to China, the Recipient and the Provider shall procure that RB Pharmaceuticals Limited and Reckitt Benckiser Household Products (China) Co. Limited (respectively) enter into a safety data exchange agreement as soon as reasonably practicable substantially on the terms of the draft agreement, a copy of which has been initialled by the parties and marked “B” for the purposes of identification.

4.14                        As regards the Detailing Agreement set out in paragraph 1.1 of Schedule 5 in relation to Portugal, the Recipient and the Provider (i) acknowledge that each of RB Pharmaceuticals Limited and Reckitt Benckiser Healthcare Portugal LDA are performing their obligations, and (ii) shall procure that each of RB Pharmaceuticals Limited and Reckitt Benckiser Healthcare Portugal LDA (respectively) continue to perform their obligations, in accordance with the terms of an unsigned detailing agreement dated 1 July 2010, a copy of which has been initialled by the parties and marked “C” for the purposes of identification. Notwithstanding the above, the

Recipient and the Provider shall procure that RB Pharmaceuticals Limited and Reckitt Benckiser Healthcare Portugal LDA (respectively) enter into a detailing agreement as soon as reasonably practicable with an effective date of 1 January 2011 on the same terms as the unsigned detailing agreement.

5.                                      Supply agreements

5.1                               The Provider and Recipient agree that the Existing Supply Agreement shall continue in full force and effect until but excluding Plant Day, at which point (I) the Existing Supply Agreement shall terminate with immediate effect, (ii) the relevant Provider Group Member shall no longer be responsible for the production of the API at the FCP and (iii) the consequences of termination shall be governed in accordance with the terms and conditions set out therein.

5.2                               The Provider and Recipient agree that the each of the parties’ relevant obligations set out in the Copacker Supply Agreement shall commence on Plant Day. For the avoidance of doubt, the relevant Provider Group Member shall only be responsible for the manufacture of the Products on behalf of the Recipient, such manufacturing to be governed by the terms of the Copacker Supply Agreement, and not responsible for the manufacture of the API or any other raw materials required to produce the Products.

6.                                      Marketing Authorisations

6.1                               The transfer or re-registration of the Marketing Authorisations shall take place and each of the parties shall perform their respective obligations in relation to such transfers or re-registrations, subject to and in accordance with the terms of Schedule 6.

6.2                               The parties acknowledge that the transfer of the Marketing Authorisations to the relevant Recipient Group Member (or such third party as the relevant Recipient Group Member may direct) may be subject to the approval of applicable Governmental Entities, and that, notwithstanding anything in this Agreement to the contrary, they shall continue to be held by the relevant Provider Group Member from the Commencement Date until the relevant Marketing Authorisation Transfer Date or Marketing Authorisation Re-Registration Date (as applicable).

7.                                      Third Party Consents

7.1                               With effect from the Commencement Date, each Provider Group Member shall use all reasonable endeavours promptly to obtain and maintain (in each case, to the extent not already obtained) for the applicable Service Period such consents, licences, permits, approvals or any agreements of Third Party Providers as are required for the performance of its obligations under this Agreement and for the Recipient Group Members to receive the full benefit of the Transitional Services (the “Third Party Consent”) and the Recipient Group Member will provide reasonable assistance in connection therewith.

7.2                               The Provider shall notify the Recipient in writing of each such Third Party Consent and the terms thereof within 5 Business Days of the later of the date of this Agreement or the receipt by the relevant Provider Group Member of such consent.

7.3                               The Costs of any Third Party Consents shall be borne by the Recipient. Each Provider Group Member shall use reasonable endeavours to ensure that the costs associated with the acquisition of any such Third Party Consent are minimised to the fullest extent reasonably practicable.

7.4                               Subject to Clause 7.5, no Provider Group Member shall be obliged to provide any Transitional Service in respect of which any Third Party Consent:

(A)                               has not been obtained or been refused or revoked (provided and to the extent that it has used all reasonable endeavours in accordance with Clause 7.1 (or clause 17 (Third Party Consents) of the Demerger Agreement as applicable) to obtain and maintain such Third Party Consent), but only to the extent that provision of such Transitional Service would cause the applicable Provider Group Member to be in breach of the Contract to which the Third Party Consent relates; or

(B)                               the terms of which have been breached (and not remedied within any applicable period for remedy) by the relevant Recipient Group Member (other than where such breach (i) arises in circumstances in which the Provider did not inform the Recipient of the Third Party Consent and the terms thereof or (ii) was caused by an act or omission of a Provider Group Member), and, subject to Clause 22.6, this Agreement shall terminate forthwith without liability on the part of the Provider Group Member in respect of that Transitional Service, but only to the extent that provision of such Transitional Service would cause the applicable Provider Group Member to be in breach of the Contract to which the Third Party Consent relates.

7.5                               If, following negotiations between the Provider and a Third Party Provider, the Provider fails to obtain a Third Party Consent by the date which is one calendar month after the Commencement Date, the Provider shall notify the Recipient of this fact as soon as reasonably practicable. Upon such notification, the parties shall use all reasonable endeavours to agree and the Provider shall, as soon as reasonably practicable, put in place interim alternative arrangements such that the relevant Provider Group Member may provide the Transitional Service in accordance with the terms of this Agreement from the Commencement Date, but the Provider shall continue negotiations with the Third Party Provider with a view to obtaining the applicable Third Party Consent as soon as reasonably practicable thereafter. If the Provider tails to obtain the applicable Third Party Consent by the date which is three calendar months after the Commencement Date, the Provider shall notify the Recipient of this fact as soon as reasonably practicable. Upon such notification, the parties shall use all reasonable endeavours to agree and the Provider shall, as soon as reasonably practicable, put in place permanent alternative arrangements (on the same basis as the interim alternative arrangements or otherwise) such that the relevant Provider Group Member may provide the Transitional Service in accordance with the terms of this Agreement from the Commencement Date.

7.6                               The Recipient (on behalf of the relevant Recipient Group Member) agrees to indemnify and keep indemnified the Provider Group Member against any expenses, losses, fees, costs and/or liabilities suffered or incurred by the Provider Group Member arising as a result of any Third Party Provider claim against the Provider

Group Member caused by failure by any Recipient Group Member to perform, or comply with, the terms of any Third Party Consent or with the terms of the agreement or agreements to which that Third Party Consent relates, subject to the Recipient having been notified of such terms, up to a maximum of £[***] in aggregate.

7.7                               The Provider (on behalf of the relevant Provider Group Member) agrees to indemnify and keep indemnified the Recipient Group Member against any expenses, losses, fees, costs and/or liabilities suffered or incurred by the Recipient Group Member arising as a result of any Third Party Provider claim against the Recipient Group Member caused by failure by any Provider Group Member to perform, or comply with, the terms of any Third Party Consent or with the terms of the agreement or agreements to which that Third Party Consent relates, up to a maximum of £[***] in aggregate.

7.8                               The provisions of Schedule 4 of the Demerger Agreement shall apply in relation to the making of any claim under the indemnities in Clauses 7.6 and 7.7.

8.                                      Change control

8.1                               Subject to Clause 8.5, nothing in this Agreement shall require any Provider Group Members (or any Provider Personnel) to provide any additional service or level of service (including, without limitation, capacity levels) to the Recipient Group Members which the Provider Group Members did not provide or procure the provision of to any or all of the Recipient Group Members during the 12 months immediately preceding the Commencement Date.

8.2                               Save for minor variations to the Agreement as may be agreed by the parties’ Representatives in accordance with Clause 16.2(B), if either party wishes to make any change, addition or deletion to any of the Transitional Services (a “Change”) the provisions of this Clause 8 shall apply.

8.3                               If the Recipient wishes to make any Change, the Recipient shall submit a Change request to the Provider’s Representative in respect of that proposed Change.

8.4                               Subject to Clause 8.5, upon receipt of a request for a Change by the Recipient under Clause 8.3, the Provider shall (acting reasonably) consider such Change request within 10 Business Days (or such shorter period as may reasonably be requested in the Change request (if any), having regard to the reason for and nature of the requested Change) and if the Provider agrees in principle to such Change, shall provide the Recipient within 20 Business Days after the expiry of the relevant period for consideration (or such shorter period as reasonably requested in the Change request (if any), having regard to the reason for and nature of the requested Change) with a report including (but not limited to) the timing and cost impact upon the provision of any Transitional Services hereunder and a description of any amendments required to the terms of this Agreement (including its Schedules) required to implement such Change (the “Change Impact Statement”). The Recipient shall, within 10 Business Days of receipt of such Change Impact Statement, accept or reject the Change Impact Statement and if no response is received by the Provider from the Recipient within such period, the Change Impact Statement shall be deemed to have been accepted.

8.5                               Subject to Clause 8.2, if the Recipient makes a Change request under Clause 8.3 within 6 months of Completion which is in respect of a service which was provided to the Recipient Group by the Provider Group at any time in the 12 months immediately preceding Completion but which is not detailed in Schedule 1 (an “Omitted Transitional Service”), the relevant Provider Group Member shall, unless not reasonably practicable to do so and subject to any necessary Third Party Consents having been obtained in accordance with Clause 7.1, provide such service to the relevant Recipient Group Members as soon as reasonably practicable following receipt of the Change request and such Omitted Transitional Service shall be deemed to form part of the Transitional Services. Contemporaneously with (and not as a precondition to) the provision of such service, the Provider shall provide a Change Impact Statement to the Recipient as soon as reasonably practicable and in any event within 10 Business Days of receipt of such Change request and the parties agree to negotiate the service charge (to the extent that such charge was not taken into account when calculating the Service Charges for the Transitional Services excluding the Omitted Transitional Service) and service period of the service subject to the Change request in good faith and failing agreement within 10 Business Days of receipt of the Change Impact Statement, the outstanding issues shall be subject to the escalation procedures set out in Clause 16.5.

8.6                               If the Provider wishes to make any Change the Provider shall submit a Change request to the Recipient’s Representative in respect of that proposed Change and shall include with its Change request a Change Impact Statement. The Recipient shall, within 30 Business Days of receipt of such Change Impact Statement, accept or reject the Change Impact Statement and if no response is received by the Provider from the Recipient within such period, the Change Impact Statement shall be deemed to have been accepted.

8.7                               The Provider may make a Change in its reasonable discretion and without the consent of the Recipient at any time if such Change would not have an adverse effect on the scope of, or Service Levels for, the relevant Transitional Service (and the Provider shall notify the Recipient of such Change in writing at least 30 days prior to such Change but, for the avoidance of doubt, a Change Impact Statement shall not be required). This Clause 8.7 shall not affect the ability of any Recipient Group Member at its own cost to contract directly with the relevant Third Party Provider (if any) for continued receipt of the relevant Transitional Service(s) at the Service Level. The Recipient hereby agrees that the Provider shall be entitled to participate in such discussions with the Third Party Provider in respect of any such direct contract.

8.8                               If the parties accept (or are deemed to have accepted) the Change Impact Statement, both parties shall implement the Change. If during the implementation of such Change Impact Statement a technical hindrance occurs, then provided that such technical hindrance (a) was not taken into account in the Change request or the Change Impact Statement and (b) could not reasonably have been known at the time of the Change request or the Change Impact Statement was agreed, the Provider shall amend the Change Impact Statement to reflect any changes to it required to avoid or surmount the hindrance and the last sentence of Clause 8.4 shall apply to such amended Change Impact Statement.

8.9                               Unless otherwise agreed in any Change Impact Statement, the Costs of implementing any Change to this Agreement (other than costs of changes to be borne by the

Recipient where contracting directly with a Third Party Provider in accordance with the proviso in Clause 8.7) shall be borne by the requesting party.

9.                                      Service Levels

9.1                               Subject to the other provisions of this Clause 9 and Clause 8.7, the Provider Group Members shall:

(A)                               provide each of the Transitional Services to the Recipient Group Members with reasonable skill and care and in each case at least in a manner consistent with, and (without prejudice to the Provider’s rights under Clause 8.7) to a standard and scope which are in all material respects equivalent to those to which such Transitional Service was provided by the Provider Group Members to the Indivior Business during the 12 month period prior to the Commencement Date; and

(B)                               not allocate resources in a manner that favours or gives priority to a Provider Group Member’s use of resources (for themselves or other persons to whom they provide services) over uses of such resources to provide the Transitional Services or otherwise deprioritise the allocation of resources used to provide the Transitional Services to the Recipient Group Members.

9.2                               The Provider Group Members shall comply with all applicable laws and regulations in the provision of the Transitional Services.

9.3                               Notwithstanding Clause 9.1 and subject to Clause 8, the Service Levels applicable to the Transitional Services provided by the Provider Group Members under Contracts entered into prior to the Commencement Date shall be the service levels as set out in such Contract, if applicable, insofar as such service levels relate to the Transitional Services. Nothing in the preceding sentence shall operate to limit any Provider Group Members’ obligation to meet the Service Levels that relate to Transitional Services in respect of any Contract that is entered into after the Commencement Date.

9.4                               If any Transitional Service fails to comply with the Service Levels set out in this Clause 9 or Schedule 1, the Recipient, on behalf of the relevant Recipient Group Member, shall notify the Provider in writing of such non-compliance, specifying in reasonable detail the particular non-compliance. Without limiting its obligations under this Agreement, the relevant Provider Group Member shall promptly re-perform the applicable Transitional Service. If, after 10 Business Days of notice to the Provider, the applicable Transitional Service continues to fail to meet the applicable Service Levels, without prejudice to any other right or remedy of the Recipient, the Recipient may:

(A)                               formally notify the appropriate Provider Representative in writing of such non-compliance, specifying in reasonable detail the particular non-compliance. The respective Representatives shall then determine the course of action in accordance with the provisions set out in Clause 16; and/or

(B)                               obtain and/or require the Provider to, and procure that the Provider Group Members, cooperate promptly and in good faith in obtaining an alternative means of providing such Transitional Service or affected component thereof; and/or

(C)                               suspend payment of the Service Charges for the period during which such Transitional Service fails to meet the applicable Service Levels.

If as a consequence of such failure the date of completion of migration of a Transitional Service is after the Expiry Date for such Transitional Service then, without prejudice to any other right or remedy of the Recipient, the parties shall, acting reasonably and in good faith, agree an extension to the Expiry Date for such Transitional Service.

9.5                               Any Costs incurred by the Provider and the Recipient under Clause 9.4 (subject to the limitations set out in Clause 23, where applicable) in:

(A)                               reperforming such Transitional Services;

(B)                               restoring such Transitional Services or such affected component thereof; or

(C)                               obtaining an alternative source of such Transitional Services or such affected component thereof,

shall be borne by the relevant Provider Group Member and Recipient Group Member in proportion to which each was responsible for the non-compliance and, failing agreement as to their respective proportions, such dispute shall be escalated in accordance with Clause 16.5.

10.                               Service Charges and fees

10.1                        With effect from the Commencement Date, each relevant Provider Group Member shall provide each relevant Recipient Group Member with an invoice in respect of Service Charges (and any Costs relating thereto to the extent the relevant Provider Group Member is permitted to invoice a Recipient Group Member therefor under this Agreement) for each quarter, in arrear, on the last Business Day of each quarter, in each case which shall, subject to Clause 10.5, be due and payable by the relevant Recipient Group Member no later than 30 days from the relevant invoice date by way of credit transfer to the relevant Provider Group Member’s bank account as stated on the invoice. In the event that any Provider Group Member’s invoice remains unpaid after 30 days from the relevant invoice due date, the relevant Provider Group Member shall forward such invoice to the Provider who shall notify the Recipient (on behalf of the relevant Provider Group Member) of such non-payment and the Recipient (on behalf of the relevant Recipient Group Member) shall pay any outstanding sums owed pursuant to that invoice to the Provider’s bank account as stated on the invoice immediately and in any event within 10 Business Days of the date of receipt of said invoice.

10.2                        Each invoice submitted by the relevant Provider Group Members pursuant to Clause 10.1 or in respect of Costs to the extent permitted under this Agreement shall include a breakdown of the Service Charges or Costs (as applicable) being invoiced.

10.3                        In respect of each Transitional Service, during the term of this Agreement and for a period after the termination of the relevant Transitional Service, such period being as required in accordance with the Provider’s document retention policy, each Provider Group Member shall:

(A)                               keep or cause to be kept such records as are reasonably necessary to show the basis for calculation of the Service Charges relating to the provision of that Transitional Service and all Costs of the Provider under this Agreement; and

(B)                               grant reasonable access to the relevant Recipient Group Member and its professional advisers to such records for the purpose of verifying the accuracy of any invoice for that Transitional Service or Costs (as applicable).

10.4                        If a verification carried out pursuant to Clause 10.3(B) identifies that:

(A)                               any Recipient Group Member has been overcharged for any Services or other item provided under this Agreement or any Costs, the Provider (on behalf of the relevant Provider Group Member) shall promptly upon written demand from the Recipient pay to the Recipient (on behalf of the relevant Recipient Group Member) the amount overpaid together with interest thereon in accordance with Clause 10.7 mutatis mutandis; and

(B)                               any Recipient Group Member has been undercharged for any Services or other item provided under this Agreement or any Costs, the Recipient (on behalf of the Recipient Group Member) shall promptly upon written demand from the Provider pay to the Provider (on behalf of the relevant Provider Group Member) the amount underpaid.

10.5                        If a Recipient Group Member reasonably believes that it has received an incorrect invoice, it shall within 20 Business Days of receipt of such invoice notify the Recipient who shall then, on behalf of the relevant Recipient Group Member, notify the Provider in writing stating the reason or reasons why it believes the invoice to be incorrect (provided that the Recipient shall pay to the Provider in accordance with Clause 10.1 any part of the amount of such invoice which is not in dispute).

10.6                        On receipt by the Provider of a notice of a disputed invoice (or part thereof) pursuant to Clause 10.5, the Provider and the Recipient shall thereafter consult promptly with respect to the portion of the invoice that is in dispute and if necessary follow the procedures set out in Clause 16. Upon resolution of the dispute, the Recipient shall pay any remaining amount that is properly due and owing under the invoice and interest on that amount at 1 per cent. above the base rate of the Bank of England which interest shall accrue from the date on which such sums become due until payment whether before or after judgment.

10.7                        Notwithstanding Clause 10.6, if the relevant Recipient Group Member disputes an amount of any invoice from the relevant Provider Group Member of less than £[***], the relevant Recipient Group Member shall pay the invoice in full, and notify the relevant Provider Group Member of the dispute in accordance with Clause 10.5. The relevant Recipient Group Member and the relevant Provider Group Member shall thereafter consult promptly with respect to the portion of the invoice that is in dispute and if necessary follow the procedures set out in Clause 16. Upon resolution of the dispute, if the relevant Recipient Group Member paid money to the relevant Provider Group Member in excess of the amount properly due and owing, the relevant Provider

Group Member shall reimburse the relevant Recipient Group Member such amount within 10 days of the date of resolution of the dispute together with interest on that amount at a rate of [***] per cent. above the base rate of the Bank of England (save in respect of disputed amounts subject to Clause 10.5) which interest shall accrue from the date on which such sums were paid by the relevant Recipient Group Member to the relevant Provider Group Member until reimbursement in accordance with this Clause 10.7.

10.8                        If the relevant Recipient Group Member fails to make payment in accordance with this Clause 10.8:

(A)                               the relevant Recipient Group Member shall pay interest on such part (if any) of the overdue Service Charges as is not the subject of a bona fide dispute (save in respect of disputed amounts subject to Clause 10.5) to the Provider at a rate of [***] per cent. above the base rate of the Bank of England which interest shall accrue from the date on which such sums become due until payment; and

(B)                               where the whole or any part of such payment is not the subject of a bona fide dispute (save in respect of disputed amounts subject to Clause 10.7) and remains unpaid for a period of more than 30 days after the due date, the Provider Group Members shall be entitled to suspend performance of the Transitional Services (or any of them) until the date of receipt of the relevant Service Charges and any interest payable pursuant to Clause 10.8(A) by the relevant Provider Group Member.

10.9                        Any sum payable under this Agreement by the Recipient:

(A)                               shall be paid by the Recipient on its own behalf to the extent that the sum relates to a Transitional Service which the Recipient receives, and on behalf of the relevant other Recipient Group Member to the extent that the sum relates to a Transitional Service received by another Recipient Group Member; and

(B)                               shall be received by the Provider on its own behalf to the extent that the sum relates to a Transitional Service which the Provider provides, and on behalf of the relevant other Provider Group Member to the extent that the sum relates to a Transitional Service provided by another Provider Group Member.

10.10                 Each sum payable under this Agreement by a Recipient Group Member to a Provider Group Member is exclusive of any amounts in respect of VAT chargeable on the supply for which that sum is the consideration. If anything done by a Provider Group Member pursuant to this Agreement constitutes, for VAT purposes, the making of a supply to a Recipient Group Member and VAT is or becomes chargeable on that supply (i) the supplier of that supply shall issue a valid VAT invoice to the recipient of that supply; and (ii) the recipient of the supply shall pay to the supplier, in addition to any amounts otherwise payable under this Agreement, an amount equal to any amount of VAT so chargeable for which the supplier is liable to account. If there is subsequently any adjustment to the consideration for the relevant supply:

(A)                               where the adjustment is upward: (i) the supplier shall issue a valid additional or revised VAT invoice; and (ii) the recipient will pay to the supplier an amount equal to any additional VAT arising in respect of the supply for which the supplier is liable to account; and

(B)                               where the adjustment is downward (i) the supplier shall issue a valid VAT credit note or a revised VAT invoice; and (ii) the supplier will pay to the recipient an amount equal to any reduction in the VAT arising in respect of the supply for which the supplier is liable to account.

10.11                 Any fees, costs and expenses incurred by a Provider Group Member in providing any of the Transitional Services and charged to a Recipient Group Member under this Agreement shall not include any amount paid in respect of VAT where that amount is recoverable by the relevant Provider Group Member or another member of the same VAT group as the relevant Provider Group Member.

10.12                 All payments under this Agreement will be made without withholding or deduction for or on account of Tax unless the person making the payment (the “Payor”) is required by applicable law in any jurisdiction to make such payment to the person receiving the payment (the “Payee”) subject to any such withholding or deduction. In that event (and except to the extent that the sum payable constitutes interest), the Payor shall be obliged to pay to the Payee such sum as will, after the deduction or withholding has been made, leave the Payee with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

10.13                 If the Payor makes an increased payment pursuant to Clause 10.12 and the Payee determines that:

(A)                               a Tax credit, repayment or other Tax benefit is attributable to the increased payment; and

(B)                               the Payee has obtained, utilised and retained that Tax credit, repayment or other Tax benefit,

the Payee shall pay an amount to the Payor which the Payee determines will leave it (after that payment) in the same after-Tax position as it would have been in had no such deduction or withholding as is referred to in Clause 10.12 been required to be made by the Payor.

10.14                 All amounts payable to a party under this Agreement shall be paid in the local currency of the relevant payee and in immediately available funds.

11.                               Access to equipment and property

No Recipient Group Member shall cause damage other than fair wear and tear to any of the equipment or property owned or leased by the Provider Group Members (including equipment, conduits, pipes, cables and the like) to which the Recipient Group Members are given access pursuant to the terms of this Agreement or which is used by the Recipient Group Members for, or in connection with, the provision of the Transitional Services by the Provider Group Members pursuant to this Agreement.

12.                               Access and information

12.1                        Each Provider Group Member and Recipient Group Member shall (at its own expense) provide to the relevant Recipient Group Member or Provider Group Member (as applicable) and to such persons’ contractors, agents and employees (including, for the avoidance of doubt, personnel of any Third Party Provider) with such data, information, records and assistance as the other may reasonably request for the purpose of performing or receiving any Transitional Services or complying with any Provider Group Member reporting obligations and (upon request by the other with reasonable notice) afford the other or the other’s contractors, agents or employees (including personnel of any Third Party Provider) with reasonable access to its personnel during Working Hours save that no Provider Group Member shall be required to provide access to such members of the Provider Personnel whom the relevant Provider Group Member does not employ save to the extent that the Provider has access to such Provider Personnel under the terms of the relevant Contract. Such information shall include but is not limited to such financial information as a Provider Group Member or Recipient Group Member may reasonably request in order to prepare its monthly management accounts and full year audited accounts, to be provided in such format as was previously adopted by the Provider Group and the Recipient Group.

12.2                        Each Provider Group Member and Recipient Group Member undertakes to each Recipient Group Member and Provider Group Member (as applicable) that it will comply with, and shall procure that its or their contractors, agents and employees will comply with:

(A)                               applicable regulatory regimes setting out the standards for IT Systems imposed by the UK Medicines and Healthcare Products Regulatory Agency, and equivalent regimes for businesses operating in the pharmaceutical industry including, without limitation, the European Commission’s guidance on Good Manufacturing Practice published in Volume 4 of The Rules Governing Medicinal Products in the European Union;

(B)                               any reasonable security, health and safety and conduct guidelines and other rules and regulations necessary for the provision or, as the case may be, the receipt of any of the Transitional Services; and

(C)                               the confidentiality provisions set out in Clause 25.

12.3                        Each Provider Group Member and each Recipient Group Member shall use reasonable, industry-standard measures to ensure that no computer virus or other contaminant (including, but not limited to, bugs, worms, logic bombs or trojan horses) is introduced by it or any of its officers, directors, employees, contracts, sub-contractors, agents and other representatives into the IT Systems of any Recipient Group Member or any Provider Group Member (as applicable).

12.4                        Each Recipient Group Member shall, and shall procure that each of its contractors, agents and employees will, comply with all requirements in the Codes when accessing the IT Systems of the Provider Group pursuant to this Agreement.

12.5                        The Recipient shall:

(A)                               promptly report to the Provider all events (of which it is aware) causing an interruption to or reduction in the quality or availability of the Transitional Services relating to or involving the IT Systems of the Provider Group Members below the applicable service levels under Clause 9; and

(B)                               initiate all additions, amendments and deletions of users using the IT Systems of the Provider Group Members in connection with provision of the Transitional Services,

in accordance with the procedures operated by the Recipient Group Members immediately prior to the Commencement Date.

13.                               Control and Processing of Personal Data

13.1                        The Recipient hereby appoints the Provider (on behalf of the Provider Group Members) as a Data Processor unless:

(A)                               the Provider and the Recipient otherwise agree in writing that, in respect of certain of the Recipient Group Members’ Personal Data, the Provider or, as applicable, one of the Provider Group Members is a Data Controller in respect thereof; or

(B)                               the Provider or, as applicable, one of the Provider Group Members are deemed to be a Data Controller in respect of certain of the Recipient Group Members’ Personal Data by Data Protection Applicable Law,

in which case the Provider or, as applicable, one of the Provider Group Members shall be a Data Controller in respect of such Recipient Group Members’ Personal Data.

13.2                        lf, with respect to certain of the Recipient Group Members’ Personal Data, the Provider or one of the Provider Group Members is not a Data Controller:

(A)                               each Provider Group Member shall only Process such Recipient Group Members’ Personal Data in accordance with the Recipient’s instructions (and shall keep a written record of such instructions and the Processing carried out thereto);

(B)                               the Provider Group Members’ shall not transfer any of such Recipient Group Members’ Personal Data which is subject to the Data Protection Directive other than to an Adequate Country or US Safe Harbour Entity without the Recipient’s prior written consent;

(C)                               if any Provider Group Member intends to Process such Recipient Group Members’ Personal Data which is subject to the Data Protection Directive outside of an Adequate Country and that Processing is not to be carried out by a US Safe Harbour Entity, the relevant Provider Group Member shall enter into a further contract with the relevant Recipient Group Member consisting of the standard contractual clauses set out in the annex to European Commission Decision 2010/87/EU before any such processing takes place; and

(D)                               where Processing of any such Recipient Group Members’ Personal Data by or on behalf of the Provider Group Members is required by Data Protection Law, the Provider shall:

(i)                                     give the Recipient reasonable notice prior to taking such action;

(ii)                                  take the minimum action required to comply with Data Protection Law, unless prior written consent to further action is given by the Recipient; and

(iii)                               comply with all reasonable requests from the Recipient in relation to such action.

13.3                        If, in respect of certain of the Recipient Group Members’ Personal Data the Provider or one of the Provider Group Members is a Data Controller pursuant to Clause 13.1:

(A)                               the Provider (on behalf of the relevant Provider Group Member) shall ensure that neither it nor any of the Provider Group Members nor any person on its behalf Processes such Recipient Group Members’ Personal Data in a manner incompatible with the purposes for which such Recipient Group Members’ Personal Data was collected;

(B)                               the Provider (on behalf of the relevant Provider Group Member) shall take appropriate ongoing measures to ensure that such Recipient Group Members’ Personal Data is accurate and up-to-date;

(C)                               the Provider shall procure that each Provider Group Member shall comply with all obligations it may have under Data Protection Law as a result of being a Data Controller; and

(D)                               if each Provider Group Member intends to process such Recipient Group Members’ Personal Data which is subject to the Data Protection Directive outside of an Adequate Country and that Processing is not to be carried out by a US Safe Harbour Entity, the relevant Provider Group Member shall enter into a further contract with the relevant Recipient Group Member consisting of the standard contractual clauses set out in the annex to European Commission Decision 2004/915/EC before any such processing takes place.

13.4                        In any case, the Provider shall ensure that any Recipient Group Members’ Personal Data held by or on behalf of the Provider Group Members or any Third Party Data Protection Provider:

(A)                               is used only (i) for the purposes of fulfilling the Provider Group Members’ obligations under this Agreement or (ii) required by Data Protection Law;

(B)                               is not retained for any longer than is (i) strictly necessary for the purposes of fulfilling the Provider’s obligations under this Agreement or (ii) as required by Data Protection Law;

(C)                               is promptly updated on request by the Recipient.

13.5                        Where a Provider Group Member collects Personal Data on behalf of the Recipient Group Members from a Data Subject or transfers Personal Data to the Recipient, that Provider Group Member shall:

(A)                               at the time of collection (or in the case of a transfer to the Recipient Group Members, prior to the transfer), inform the Data Subject of:

(i)                                     the identity of the Provider and the Recipient;

(ii)                                  the purposes (as agreed with the Recipient) for which the Personal Data will be Processed;

(iii)                               the recipients or categories of recipients (as agreed with the Recipient) of the Personal Data;

(iv)                              whether providing the Personal Data is obligatory or voluntary, including the possible consequences of a failure to provide the Personal Data;

(v)                                 the method by which the Data Subject can access and require rectification of the Personal Data; and

(vi)                              such other information as Data Protection Applicable Law may require or codes of practice or guidance issued by the relevant data protection regulator may recommend;

(B)                               unless otherwise agreed between the Provider and the Recipient, obtain the freely given, specific and informed consent (which in the case of Sensitive Personal Data must also be explicit consent) of the Data Subject to the Processing of such Personal Data for the stated purposes; and

(C)                               take all reasonable steps to ensure the Personal Data collected is, and remains, accurate.

13.6                        Each Provider Group Member and Recipient Group Member undertakes to take all appropriate technical and organisational measures against accidental loss or destruction of, or damage to, the Recipient Group Members’ Personal Data and to the extent reasonably practicable keep all of the Recipient Group Members’ Personal Data (in the case of the Provider Group Member) and the Provider Group Members’ Personal Data (in the case of the Recipient Group Members) separate from its Personal Data.

13.7                        If, and to the extent that, the provisions of this Clause 13 and/or this Agreement are insufficient to satisfy Data Protection Applicable Law in a relevant jurisdiction, the Provider and the Recipient shall amend this Clause 13 or this Agreement to the extent required to satisfy such Data Protection Applicable Law.

14.                               Consultation

14.1                        The Recipient Group Members shall be entitled to consult the Provider Group Members where access to the Provider Group Members’ knowledge and resource is reasonably necessary for a proper understanding to establish the separate services, including but not limited to accounting services and systems, legal and company secretarial services, tax audits and IT Systems, and the Provider Group Members shall provide such assistance and support in respect of such services.

14.2                        In addition to complying with the specific obligations set out in Schedule 3, the Representatives agree to work together in good faith to establish appropriate objectives and timeframes in order to achieve Complete Separation across all business functions by the second anniversary of the date of this Agreement.

15.                               Unauthorised Use

15.1                        Each Recipient Group Member shall not, and shall procure that none of its or their officers, directors, employees, contractors, sub-contractors, agents and other representatives shall, commit any act of Unauthorised Use and the Recipient Group Member shall use reasonable endeavours to ensure that any such third parties do not commit any act of Unauthorised Use and shall at all times use its reasonable endeavours to comply with generally accepted industry standard security procedures.

15.2                        In the event of any breach of Clause 15.1, the relevant Provider Group Member shall be entitled (without liability to the Recipient Group Members) to immediately temporarily suspend the access of the officers, directors, employees, contractors, sub-contractors, agents or other users of the Recipient Group Members engaged in the Unauthorised Use in question to such parts of the relevant Provider Group Members’ IT Systems as the relevant Provider Group Member, in its reasonable opinion based on the information available to it at the time, reasonably considers necessary in order to ensure that the Unauthorised Use has ceased and will not recur (a “Security Suspension”), provided that:

(A)                               the Provider (on behalf of the relevant Provider Group Member) shall notify the Recipient as soon as is reasonably practicable of any Security Suspension (and where reasonably practicable, in advance of such suspension being implemented), including the estimated period of that suspension;

(B)                               the Provider (on behalf of the relevant Provider Group Member) shall, at the same time as the notice referred to in Clause 15.2(A) above, provide the Recipient with reasonable details of the relevant Recipient Group Member’s breach of Clause 15.1 for the purposes of enabling the Recipient to rectify that breach; and

(C)                               the relevant Provider Group Member shall reinstate the relevant access as soon as is reasonably practicable once it is satisfied (acting reasonably) that the Unauthorised Use has ceased and reasonable measures have been taken to ensure that it will not recur.

15.3                        In the event of any breach of Clause 15.1 by any of the Recipient Group Members:

(A)                               the Recipient (on behalf of the relevant Recipient Group Member) agrees to indemnify and keep indemnified the Provider or the relevant Provider Group Member against any expenses, losses, fees, costs and/or liabilities suffered or incurred by the Provider Group Members arising as a result of any third party claim against the Provider Group Member caused by such breach by such Recipient Group Members, up to a maximum of £[***] in aggregate; and

(B)                               the Recipient shall ensure that any employee who committed malicious Unauthorised Use will be promptly withdrawn from any role relating to the receipt of any Transitional Services involving the IT Systems of the relevant Provider Group Member under this Agreement.

15.4                        The Provider (on behalf of the relevant Provider Group Member) agrees to indemnify and keep indemnified the Recipient or the relevant Recipient Group Member against any expenses, losses, fees, costs and/or liabilities suffered or incurred by the Recipient Group Member arising as a result of any third party claim against the Recipient Group Member caused by Unauthorised Use by any Provider Group Member of any of the information or data of the Recipient or the relevant Recipient Group Member contained on a Provider IT System, up to a maximum of £[***] in aggregate.

15.5                        The provisions of Schedule 4 of the Demerger Agreement shall apply in relation to the making of any claim under the indemnities in Clauses 15.3(A) and 15.4.

15.6                        Each party shall have in place reasonable security measures to prevent inadvertent unauthorised access to their respective IT Systems by the other party’s officers, directors, employees, contractors, sub-contractors, agents and other representatives.

16.                               Service management and escalation

16.1                        In accordance with the terms of the Demerger Agreement, a Separation Committee has been formed to oversee the implementation of this Agreement and the Complete Separation of the Indivior Business.

16.2                        With effect from the date of this Agreement, each of the parties shall appoint a representative (the “Representative”) who shall be:

(A)                               generally responsible for managing the overall performance of that party’s obligations under this Agreement;

(B)                               authorised to agree to any minor variation to, and/or minor waiver in respect of, this Agreement that may be requested from time to time;

(C)                               generally available during (and in exceptional circumstances outside) Working Hours to discuss (whether in person or otherwise) any aspect of this Agreement; and

(D)                               responsible for liaising with the Separation Committee on a regular basis to ensure that any additional issues that arise as a result of the Demerger are considered and accounted for in the implementation of this Agreement and the provision of the Transitional Services.

16.3                        The Provider’s Representative shall be the Provider CFO or such other person who directly reports to the Provider CFO as nominated by the Provider CFO and the Recipient’s Representative shall be the Recipient CFO or such other person who directly reports to the Recipient CFO as nominated by the Recipient CFO. A party may substitute or replace its Representative from time to time (on written notice to the other party) with a person of equivalent business seniority.

16.4                        Each party shall notify the other of the contact details of its Representative and shall thereafter promptly notify the other of any temporary or permanent change to the contact details of its Representative.

16.5                        Both parties will develop a robust approach to managing all issues relating to this Agreement. The resolution of any disputes arising in relation to this Agreement shall be as follows:

(A)                               by referring the matter in dispute to the operational managers in the first instance;

(B)                               if after the expiry of 5 Business Days from such referral the matter remains unresolved, then the matter shall be referred to the Representatives who shall use their respective best endeavours to resolve the dispute in accordance with the intentions behind this Agreement;

(C)                               if after the expiry of 5 Business Days from the time such matter in dispute was referred to the Representatives the matter remains unresolved, then the matter shall be referred to the Separation Committee who shall use their respective best endeavours to resolve the dispute in accordance with the intentions behind this Agreement;

(D)                               if after the expiry of 10 Business Days from the time such matter in dispute was referred to the Separation Committee the matter remains unresolved, then the matter shall be referred to the CEO of each of the Provider and the Recipient who shall use their respective best endeavours to resolve the dispute in accordance with the intentions behind this Agreement; and

(E)                                if after the expiry of 5 Business Days from time to time the matter in dispute was referred to the CEO of each of the Provider and the Recipient the matter remains unresolved, the parties (or the relevant one of them) shall then be entitled to bring legal proceedings.

17.                               Separation

17.1                        Each of the Provider Group Members and Recipient Group Members shall perform their respective obligations set out in Schedule 3. Each of the Provider Group Members and Recipient Group Members shall implement and comply with their obligations under each Separation Project Plan (as defined in Schedule 3). The Provider and the Recipient may, acting reasonably, agree in writing to amend or modify a Separation Project Plan from time to time.

18.                               Intellectual Property and rights in and to data and information

18.1                        Under this Agreement, neither party shall be granted any rights in respect of the Intellectual Property of the other party, or acquire ownership, in respect of the Intellectual Property of the other party existing as at the date of this Agreement, save as described below.

18.2                        Each Recipient Group Member hereby grants to each Provider Group Member involved in the provision of any Transitional Services a non-exclusive, terminable, worldwide, royalty-free and non-transferable, sub-licensable (to Provider Personnel) licence of the Intellectual Property, and any rights of data or information (in whatever form or medium), owned by, or licensed to (subject to obtaining any Third Party Consent which contemplates the sub-licence granted in this Clause 18.2), such Recipient Group Member in the data, information, documents and materials the subject of the Transitional Services, in each case solely to the extent necessary to provide Transitional Services to the Recipient Group Members in accordance with and subject to the terms of this Agreement.

18.3                        Each Provider Group Member hereby grants to each Recipient Group Member involved in the receipt of any Transitional Services a non-exclusive, perpetual, worldwide, royalty-free, fully paid-up and transferable licence (including the right to sub-license) of the Intellectual Property (excluding registered trade marks and rights in or in relation to unregistered trade marks) owned by, or licensed to (subject to obtaining any Third Party Consent which contemplates the sub-licence granted in this Clause 18.3), such Provider Group Member and used in the provision of Transitional Services solely to the extent necessary to receive the same in accordance with, and subject to, the terms of this Agreement and to use and exploit howsoever all data, information, documents and materials generated or processed for the Recipient or Recipient Group Members in providing the Transitional Services.

18.4                        The Recipient shall own all rights, including, without limitation, Intellectual Property, in and to, all data, information, documents and materials generated or processed for the Recipient or Recipient Group Members by, or on behalf of, each Provider Group Member in providing the Transitional Services. To the extent that by virtue of the foregoing the Recipient is not automatically the owner of all such rights, the Provider and each Provider Group Member hereby assign for nominal consideration to the Recipient all such rights, whether present or arising in the future. For the avoidance of doubt, such rights to be owned by the Recipient under this Clause 18.4 shall not include any Intellectual Property in or to any improvements made by the Provider Group Members in providing the Transitional Services to any Provider Group Member’s Intellectual Property (or to the Intellectual Property of any relevant Third Party Provider) as at the date of this Agreement (including, without limitation, improvements to the technology owned by, or licensed (other than by the Recipient or any Recipient Group Member) to, any Provider Group Members and used to provide the Transitional Services).

18.5                        Without limiting the other terms of this Agreement, the Provider shall provide during the term of this Agreement, as promptly as practicable to the Recipient upon reasonable request from time to time, or otherwise make available to the Recipient and each Recipient Group Member, in a format and manner then in use by the Provider Group generally, copies of all data, information and materials generated, processed and/or stored by the Provider Group Members for the Recipient or Recipient Group Members pursuant to Clause 18.4 in providing the Transitional Services.

19.                               Property

19.1                        The Recipient (on behalf of the Recipient Group Members) hereby covenants with the Provider (for itself and on behalf of each Provider Group Member) in the terms of Part C of Schedule 4 in respect of Premises situated within any Property.

19.2                        For the avoidance of doubt, any Licence granted pursuant to this Agreement is personal to the relevant Recipient Group Member and is not assignable and does not permit the relevant Recipient Group Member to authorise anyone else to use the Premises.

19.3                        In respect only of the Premises located in Slough (as more specifically described in Part B of Schedule 4), following receipt by the relevant Recipient Group Member of notice from the Provider or the relevant Provider Group Member that the Landlord has threatened to take action in respect of any breach of the lease pursuant to which the relevant Provider Group Member occupies the Property caused by the creation or continuation of the Licence, the parties shall promptly discuss in good faith and use all reasonable endeavours to agree how to continue to provide accommodation for the Recipient Group Member in Slough for the remainder of the Service Period, which (for the avoidance of doubt) may include the Recipient Group Member relocating to equivalent space and facilities at alternate premises in Slough or the parties negotiating with the Landlord to agree that the Recipient Group Member may continue to occupy the Premises then in occupation.

19.4                        For the avoidance of doubt, the Provider acknowledges that the Service Charge in respect of the Premises at Slough (as more particularly described in Part B of Schedule 4) will not be increased by any reduction in the relevant Provider Group Member’s headcount at the relevant Property.

20.                               Personnel

20.1                        The parties intend and believe that on the cessation of the provision of the relevant (i) services under each of the Detailing Agreements, or (ii) Transitional Services by a Provider Group Member or by any Provider Personnel including without limitation, on the termination of this Agreement, or (iii) services under the Existing Supply Agreement (which is expected to be on Plant Day), each as the case may be, each event shall constitute a service provision change for the purposes of the Regulations, and thus result, through the application of the Regulations, in respect of the relevant Transferring Employees assigned to the provision of such services, in those relevant Transferring Employees listed in Paragraph 7 of Part A of Schedule 2 (together with any additional individuals as agreed in writing by the parties), who were assigned to such services at the date of their cessation, becoming an employee of a Recipient Group Member or any Replacement Service Provider. The parties also intend that:

(A)                               on cessation of such relevant (i) services under each of the Detailing Agreements, or (ii) Transitional Services, or (iii) services under the Existing Supply Agreement the relevant Transferring Employees listed in Paragraph 6 of Part B of Schedule 2 (together with any additional individuals as agreed in writing by the parties), who were assigned to such services at the date of their cessation, shall be offered employment by a Recipient Group Member or any

Replacement Service Provider, as their employment would not transfer automatically by operation of law;

(B)                               on the occurrence of the Singapore Central Team Trigger Event, the Singapore Central Team shall be offered employment by a Recipient Group Member or any Replacement Service Provider, as their employment would not transfer automatically by operation of law; and

(C)                               on the occurrence of the Canadian Employee Trigger Event, the Canadian Employees shall be offered employment by a Recipient Group Member or any Replacement Service Provider, as their employment would not transfer automatically by operation of law.

In each of these circumstances then the provisions in Part A of Schedule 2 shall apply. For the avoidance of doubt, any individual who has ceased to be an employee of a Provider Group Member or ceased to be Provider Personnel prior to a relevant cessation of services or the occurrence of the Singapore Central Team Trigger Event or the Canadian Employee Trigger Event (as the case may be) contemplated by this Clause 20.1 shall not be a Transferring Employee notwithstanding that such individual may be listed in Paragraph 7 of Part A of Schedule 2 or Paragraph 6 of Part B of Schedule 2 at the time of signing this Agreement.

20.2                        In the event that any employee of a Provider Group Member (other than a Transferring Employee) becomes or alleges that he has become by operation of the Regulations an employee of any member of the Recipient Group or any Replacement Service Provider by virtue of his providing or ceasing to provide services under any of the Detailing Agreements, Transitional Services, the Existing Supply Agreement and/or any of the matters contemplated by this Agreement and/or the occurrence of the Singapore Central Team Trigger Event or the Canadian Employee Trigger Event, then the provisions of Part B of Schedule 2 shall apply.

20.3                        Each Recipient Group Member shall not, and shall use reasonable endeavours to procure that none of its employees (nor any sub-contractors, agents or visitors of a Recipient Group Member) shall, cause any injury to any person involved in the provision of the services under each of the Detailing Agreements or Transitional Services or the Existing Supply Agreement or in the operation of the business of the Provider Group Members (or of any other party in occupation of the relevant Property) or damage to any of the equipment of the Provider Group Members or other property (including conduits, pipes, cables and the like) to which the Recipient Group Members are given access or which are used by a Recipient Group Member for or in connection with the provision to the Recipient of the services under each of the Detailing Agreements or Transitional Services under this Agreement or the Existing Supply Agreement. The Recipient (on behalf of the relevant Recipient Group Member) shall be responsible for, and shall indemnify the relevant Provider Group Member in respect of, all losses, claims, demands, actions, proceedings, damages, costs or expenses, or other liability arising from any breach or non-observance of the obligations contained in this Clause 20.3.

20.4                        Each Provider Group Member shall not, and shall use reasonable endeavours to procure that none of its employees (nor any sub-contractors, agents or visitors of a Provider Group Member) shall, cause any injury to any person involved in the receipt of the services under each of the Detailing Agreements or Transitional Services or the Existing Supply Agreement or in the operation of the business of the Recipient Group Members (or of any other party in occupation of the relevant Property) or damage to any of the equipment of the Recipient Group Members or other property (including conduits, pipes, cables and the like) to which the Provider Group Members are given access or which are used by a Provider Group Member for or in connection with the provision to the Recipient of the services under each of the Detailing Agreements or Transitional Services under this Agreement or the Existing Supply Agreement. The Provider (on behalf of the relevant Provider Group Member) shall be responsible for, and shall indemnify the relevant Recipient Group Member in respect of, all losses, claims, demands, actions, proceedings, damages, costs or expenses, or other liability arising from any breach or non-observance of the obligations contained in this Clause 20.4.

20.5                        To the extent that the obligations of the Provider in connection with the services under each of the Detailing Agreements or Transitional Services or the Existing Supply Agreement shall be to make available to the Recipient Group Members any Provider Personnel to work under the direct supervision and control of the Recipient Group Members, the Recipient (on behalf of the relevant Recipient Group Member) hereby agrees to indemnify and shall keep indemnified the Provider Group Members from and against any and all loss, damage or liability suffered by such member as a result of any act or omission of such personnel which occurs at a time when such personnel are acting under the direct supervision and control of a Recipient Group Member, other than when such acts or omissions occur at a time when the Provider Personnel are acting outside the scope of their employment or the instructions of the Recipient Group Members or carry out their duties without reasonable skill and care. In such cases, the Provider (on behalf of the relevant Provider Group Member) hereby agrees to indemnify and shall keep indemnified the Recipient Group Members from and against any and all loss, damage or liability suffered by such member as a result of any such act or omission of any Provider Personnel.

20.6                        The Recipient (on behalf of the Recipient Group Members) undertakes to the Provider (for itself and on behalf of the Provider Group Members) that no Recipient Group Member will within 12 months after the occurrence of (i) the Singapore Central Team Trigger Event, or (ii) the Canadian Employee Trigger Event, or the cessation of the provision of the relevant (I) services under each of the Detailing Agreements or (ii) Transitional Services, or (iii) services under the Existing Supply Agreement, solicit or entice away any person (other than a Transferring Employee) who has been engaged in the provision of the services under the Detailing Agreements, the Transitional Services or the services under the Existing Supply Agreement and is employed in a senior, technical or managerial role or above from the employment of any member of the Provider Group (save where such solicitation or enticement is as a result of a response by such person or persons to advertisements not specifically targeted at such persons or to persons employed by any member of the Provider Group from time to time). For the avoidance of doubt, the 12 month period set out in this Clause 20.6 shall apply in each case from the date of the occurrence of the Singapore Central Team Trigger Event or the Canadian Employee Trigger Event or cessation of each of the relevant services and shall not apply for a 12 month period from the cessation of the last relevant service or, if later, the occurrence of the Singapore Central Team Trigger Event or Canadian Employee Trigger Event.

20.7                        The Provider (on behalf of the Provider Group Members) undertakes to the Recipient (for itself and on behalf of the Recipient Group Members) that no Provider Group Member will within 12 months after the occurrence of (i) the Singapore Central Team Trigger Event, or (ii) the Canadian Employee Trigger Event or the cessation of the provision of the relevant (i) services under each of the Detailing Agreements or (ii) Transitional Services, or (iii)services under the Existing Supply Agreement, solicit or entice away any person who has been engaged in the provision of services under the Detailing Agreements, the Transitional Services or Existing Supply Agreement and is employed in a senior, technical or managerial role or above from the employment of any member of the Recipient Group (save where such solicitation or enticement is as a result of a response by such person or persons to advertisements not specifically targeted at such persons or to persons employed by any member of the Recipient Group from time to time). For the avoidance of doubt, the 12 month period set out in this Clause 20.7 shall apply in each case from the date of the occurrence of the Singapore Central Team Trigger Event or the Canadian Employee Trigger Event or cessation of each of the relevant services and shall not apply for a 12 month period from the cessation of the last relevant service or, if later, the occurrence of the Singapore Central Team Trigger Event or the Canadian Employee Trigger Event.

20.8                        The Recipient shall use its reasonable endeavours to procure that both the Singapore

20.9                        Central Team Trigger Event and the Canadian Trigger Event occur as soon as reasonably practicable after the Commencement Date.

21.                               Term

This Agreement shall come into effect on the Commencement Date and, subject to Clauses 22 and 24 below, shall continue in force in respect of each Transitional Service until the applicable Expiry Date and (save as expressly stated in this Agreement) shall terminate on the Expiry Date of the last remaining Transitional Service, save that any Service Period may be extended by any period agreed between the parties in writing.

22.                               Termination

22.1                        Either the Provider or the Recipient may, without prejudice to any other rights or remedies which it may have generally and, in particular, the right to damages, terminate this Agreement forthwith by notice in writing to the other party (the “Defaulting Party”) if:

(A)                               the Defaulting Party repudiates this Agreement or is in material breach of this Agreement and such breach, if capable of remedy, is not remedied within 30 days of receiving notice from the first party specifying the breach and requiring the same to be remedied;

(B)                               the board of the Defaulting Party proposes, or the Defaulting Party makes, any scheme of arrangement or composition with its creditors and that arrangement is not terminated or discharged within 14 days, save that no right to terminate will arise in respect of any arrangement commenced for the purpose of a solvent amalgamation or reconstruction with the prior consent of the other party (such approval not to be unreasonably withheld or delayed);

(C)                               the Defaulting Party is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or ceases to trade;

(D)                               a resolution is passed or a petition presented for the winding-up of the Defaulting Party (and is not withdrawn within 14 days) other than for the purposes of a reconstruction or amalgamation, during the course of which the Defaulting Party remains capable of performing in full its obligations under this Agreement, and the terms of which have previously been approved in writing by the first party (such approval not to be unreasonably withheld or delayed);

(E)                                a resolution is passed for the appointment, or the appointment is otherwise made, of a receiver, manager or like person over the whole or any material part of the property or assets of the Defaulting Party or a resolution is passed or a petition presented for the making of an administration order or an administration order is otherwise made in relation to the Defaulting Party; or

(F)                                 the circumstances set out in Clause 24.3 apply.

22.2                        Subject to Clause 22.4, the Recipient may terminate all of the Transitional Services provided in each country, on a country-by-country basis, to the Recipient Group Members on 3 months’ prior written notice to the Provider.

22.3                        Subject to Clause 22.4 the Recipient may terminate any of the Transitional Services each on 3 months’ prior written notice to the Provider, without effect on the performance of each of the remaining Transitional Services. For the avoidance of doubt, if the Recipient notifies the Provider of the termination of only one of the Transitional Services, such termination shall not preclude the Provider from performing each of the other remaining Transitional Services until the Expiry Date.

22.4                        The Expiry Costs (if any) arising on termination of a Transitional Service pursuant to Clause 22.3 as prior to the relevant Expiry Date shall be borne by the Recipient PROVIDED THAT the Provider has used its reasonable endeavours to minimise the amount of such Expiry Costs.

22.5                        In the event that a Recipient Group Member is required to vacate any Leasehold Property following the service of a notice by the Provider (on behalf of the relevant Provider Group Member) under paragraph 12 of Part C of Schedule 4, those of the Transitional Services provided at that Leasehold Property will cease to be provided under this Agreement on vacation of the Premises by the relevant Recipient Group Member in accordance with the terms of paragraph 12 of Part C of Schedule 4.

22.6                        In the event of termination pursuant to any provision of this Agreement, all the rights and obligations of the parties shall forthwith cease, except for Clauses 1, 3, 4, 5, 6, 18, 20.6, 20.7, 21, 23, 25, 26, 28, 29, 31, 32, 33, 34, 35, 36 and 37, Schedule 3 and Schedule 6 (and any other provision of this Agreement expressly stated to survive termination of this Agreement) which shall continue in full force and effect without limit in time. Termination of this Agreement shall not affect any rights, liabilities or remedies arising under this Agreement prior to such termination.

22.7                        Each Provider Group Member agrees, where reasonably required during the Termination Assistance Period, to provide to the relevant Recipient Group Members or its/their designee(s) (such designee(s), individually or collectively, being a “Successor”) reasonable cooperation and assistance to allow the Transitional Services to continue without interruption or adverse effect and to facilitate the orderly, efficient, effective and expeditious transfer of the Transitional Services to the relevant Recipient Group Members and/or Successors (such services, being the “Termination Assistance Services”). Each Provider Group Member agrees that the relevant Recipient Group Members may upon written notice to Provider Group Members require that some or all of the Termination Assistance Services be provided during all or a portion of the Termination Assistance Period, which notice may be amended or withdrawn during such period by the relevant Recipient Group Member giving one month’s written notice to the relevant Provider Group Member.

22.8                        Without limiting the scope of the Termination Assistance Services, each Provider Group Member shall provide to each relevant Recipient Group Member during the Termination Assistance Period as part of such services:

(A)                               information reasonably requested by the relevant Recipient Group Member for use in re-tendering for or seeking to obtain services the same as or similar to the Transitional Services and which information may be shared with prospective Successors, subject to reasonable confidentiality obligations being imposed on such prospective Successors; and

(B)                               in a format and manner then in use by the Provider Group generally, copies of all information and data of the Recipient Group Members in such Provider Group Member’s possession or control.

22.9                        Subject to Clause 22.10, the Provider may terminate any Licence (other than the Licence of the Property at 215 Bath Road, Slough, Berks. SL1 4AA, England (or any accommodation to which RB and RBP may relocate in Slough during the period of 24 months from the Demerger)) on a Property by Property basis on nine months’ prior written notice, without effect on the performance of each of the remaining Licences or other Transitional Services.

22.10                 Notwithstanding Clause 22.9, the Provider may terminate the Licence of the Property at 15 Rue Ampere, 91748 Massy Cedez, France on 12 months’ prior written notice without effect on the performance of each of the remaining Licences or other Transitional Services.

22.11                 Following termination of this Agreement or the expiry or termination of any Transitional Service:

(A)                               the Provider Group Members and the Recipient Group Members shall cooperate to effect an orderly, efficient, effective and expeditious winding-up of the Transitional Services; and

(B)                               each of the Recipient Group Members that has received the benefit of such Transitional Services shall return to the Provider (on behalf of the Provider Group Members) any and all information or data of the Provider Group Members (or in the case of expiry or termination of any Transitional Service, such information or data that is solely associated with Transitional Service(s)); and

(C)                               except if and to the extent otherwise agreed in the relevant Separation Project Plan the Provider Group Members shall identify and return any and all information, data and other assets of Recipient Group Members in its possession or control, to the extent not already provided to the Recipient Group Members.

23.                               Liability

23.1                        All warranties and representations relating to the Transitional Services, whether express or implied, statutory or otherwise, are hereby excluded to the maximum extent permitted by law save as set out expressly in this Agreement.

23.2                        No Provider Group Members shall be liable for any failure to provide, or for any delay in the provision of, or any failure to meet any Service Levels in respect of any of the Transitional Services to the extent such failure or delay is caused, or to the extent such failure or delay is contributed to, by a Recipient Group Member or any of a Recipient Group Member’s respective officers, directors, employees, contractors, sub-contractors, agents or other representatives.

23.3                        Subject to Clause 23.4, the maximum liability of each of the Provider and Recipient and any Provider Group Member and any Recipient Group Member whether in contract, tort (including without limitation negligence and breach of statutory duty), in respect of any indemnity under this Agreement or the R&D Services Agreement or otherwise arising out of or in connection with this Agreement or the R&D Services Agreement shall be £[***] in aggregate.

23.4                        No Provider Group Members, on the one hand, or Recipient Group Members, on the other hand shall be liable to the other whether in contract, tort (including without limitation negligence and breach of statutory duty), under any indemnity (except where expressly stated otherwise) or otherwise for:

(A)                               any indirect or consequential loss or damage;

(B)                               any loss of profits, loss of revenue, loss of use, loss of anticipated savings, loss of goodwill or loss of contracts (in each case whether direct or indirect or consequential); or

(C)                               any punitive or exemplary damages.

23.5                        No Provider Group Member or Recipient Group Member excludes or limits its liability for fraud or for death or personal injury caused by its negligence or that of its employees or agents or for breach of the obligations arising from section 12 of the Sale of Goods Act 1979 for wilful misconduct or intentional breach of this Agreement or wilful abandonment of this Agreement.

23.6                        Provider Group Members shall be entitled to suspend the provision of all or any Transitional Services to the extent necessary to perform routine or emergency maintenance work on the IT Systems of any party or of any member of such party’s Group, PROVIDED THAT the Provider shall provide the Recipient with reasonable prior notice of any routine maintenance (and, to the extent reasonably practicable in the circumstances, emergency maintenance) which it considers will or is reasonably likely to lead to suspension of the provision of any Transitional Services in accordance with this Clause 23.6. The relevant Provider Group Members shall use all reasonable endeavours to conduct such maintenance in a manner that minimises disruption to the remaining Transitional Services.

23.7                        Nothing in this Agreement shall preclude any Provider Group Member from changing Third Party Provider in respect of any Transitional Service under this Agreement, engaging any Third Party Provider for the first time in respect of any Transitional Service under this Agreement or making any material change to, or extension or renewal of a Contract (a “Contract Alteration”) as part of a change in respect of any business of the Provider Group in the ordinary course of trading, PROVIDED THAT:

(A)                               the relevant Provider Group Member shall:

(i)                                     provide the Recipient with reasonable prior notice of such Contract Alteration, including details thereof sufficient to enable the Recipient reasonably to evaluate the potential effect of such Contract Alteration in relation to the Transitional Services and costs thereof; and

(ii)                                  use all reasonable endeavours to ensure that the transition to the new supplier is conducted as promptly as possible and in a manner that minimises disruption to the relevant Transitional Services; and

(B)                               the Service Level in respect of the relevant Transitional Service shall not otherwise be affected.

If the Recipient believes that a proposed increase in the level of Service Charges payable in respect of the relevant Transitional Service as a result of a Contract Alteration is unreasonable it may within 20 Business Days of notice of such proposed increased Service Charge notify the Provider Representative in writing, specifying in reasonable detail the basis for such belief and the escalation process set out in Clause 16.5 shall apply.

24.                               Force Majeure

24.1                        “Force Majeure” means, in relation to a party, a circumstance or set of circumstances beyond the reasonable control of that party (the “Claiming Party”) but only to the extent that the Claiming Party used its reasonable endeavours to mitigate the effect of the Force Majeure prior to the occurrence thereof. An act or omission of a Third Party Provider shall not be considered Force Majeure unless such act or omission was itself caused by Force Majeure.

24.2                        The Claiming Party shall not be in breach of this Agreement or otherwise liable to the other party (the “Non-claiming Party”) for a delay in performing or failure to perform any obligation (other than a payment obligation) under this Agreement, to the extent that it is prevented, hindered or delayed in performing that obligation by Force Majeure, provided that the Claiming Party notifies the Provider (where the Non-claiming Party is a Provider Group Member) or the Recipient (where the Non-claiming Party is a Recipient Group Member) of the nature and extent of the circumstance(s) giving rise to such Force Majeure (including the affected Transitional Service(s)) as soon as is reasonably practicable following the onset of such Force Majeure.

24.3                        The Non-claiming Party shall allow the Claiming Party a period not exceeding 30 days from the date on which notification of Force Majeure is received by the Provider or the Recipient (as applicable) during which the Claiming Party shall use reasonable endeavours to mitigate the effect of Force Majeure and to carry out its obligations under this Agreement. If such delay or failure persists for more than 30 days then the Provider or the Recipient (as applicable) on behalf of the Non-claiming Party may by written notice to the Provider or the Recipient (as applicable) on behalf of the Claiming Party terminate this Agreement with immediate effect in respect of the relevant Transitional Service(s) in relation to which the delay in performing or failure has arisen.

24.4                        To the extent that a Recipient Group Member does not receive a Transitional Service due to a Force Majeure event, the Recipient shall have no obligation to pay the Service Charges for such affected Transitional Service, may terminate the affected Transitional Service at no cost to the relevant Recipient Group Member and may engage at its own cost such third parties as it wishes to provide alternative services.

25.                               Confidentiality

25.1                        Subject to Clause 25.2, Provider Group Members and Recipient Group Members shall treat as strictly confidential all information obtained as a result of entering into or performing this Agreement which relates to:

(A)                               the provisions of this Agreement or the Demerger Agreement or any of the other Ancillary Agreements;

(B)                               the negotiations relating to this Agreement or the Demerger Agreement or any of the other Ancillary Agreements; or

(C)                               in the case of each Provider Group Member, the Recipient Group Member and the business carried on by it, and in the case of each Recipient Group Member, each Provider Group Member and the business carried on by it. Without limiting the foregoing, all data and information generated, processed or collected by the Provider Group Members for the Recipient Group Members in the performance of the Transitional Services shall be the confidential information of the Recipient Group Members.

25.2                        Notwithstanding the other provisions of this Clause 25, a Provider Group Member or Recipient Group Member may disclose any such confidential information to the extent:

(A)                               required by law of or for the purpose of any Proceedings;

(B)                               required by any securities exchange or regulatory or governmental body or any Tax Authority to which that party is subject or submits, wherever situated, or any Tax Authority whether or not the requirement for information has the force of law;

(C)                               required to vest the full benefit of this Agreement in that party;

(D)                               that the information is disclosed to the professional advisers, auditors and/or bankers of that party provided they have a duty to keep such information confidential;

(E)                                that the information has come into the public domain through no fault of that party;

(F)                                 that the other party has given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed; or

(G)                               it does so to a member of the Provider Group or, as the case may be, a member of the Recipient Group, which accepts restrictions in the terms of this Clause 25,

PROVIDED THAT any such information disclosed pursuant to Clauses 25.2(A), 25.2(B) or 25.2(C) shall be disclosed only after consultation with, in the case of a Provider Group Member, the Recipient and, in the case of a Recipient Group Member, the Provider.

25.3                        In addition to the provisions of Clause 25.2, each Provider Group Member and each Recipient Group Member may disclose confidential information:

(A)                               to any Provider Personnel or Third Party Provider to the extent reasonably necessary to enable the Transitional Services to be provided or received;

(B)                               to any person to the extent reasonably necessary for the relevant Provider Group Member to obtain any Third Party Consent; and

(C)                               to those persons referred to in Clause 12.1,

PROVIDED THAT the relevant person shall procure that any such recipients are subject to obligations of confidentiality in terms no less onerous that those set out in this Clause 25.

25.4                        The restrictions contained in this Clause 25 shall continue to apply after termination of this Agreement without limit in time.

26.                               Announcements

26.1                        With exception to the content of any press releases agreed between the parties or unless otherwise agreed by the parties, a party shall not make any formal press release or other public announcement in connection with the Demerger.

26.2                        Notwithstanding Clause 26.1, any announcement required by any applicable law and regulation or by any securities exchange or regulatory or governmental body or any Taxation Authority to which that party is subject or submits, wherever situated, whether or not the requirement has the force of law, may be made without such agreement of the parties (PROVIDED THAT, unless such consultation is prohibited by applicable law and regulation, or is not reasonably practicable, it is made by a party only after consultation with the other party).

27.                               No waiver

27.1                        No failure or delay on the part of any person in exercising any right or remedy provided by law or under this Agreement (and any other agreement referred to herein) shall operate as a waiver or variation of it or preclude its exercise at any subsequent time.

27.2                        A waiver by any person of a breach of or default under this Agreement (and any other agreement referred to herein) shall not constitute a waiver of any other breach or default and shall not affect the other terms of this Agreement (and any other agreement referred to herein) or the rights of any other person thereto.

28.                               Severance

If any term or provision of this Agreement is, or becomes invalid, unenforceable or illegal, in whole or in part, under the laws of any jurisdiction, such term or provision or part shall to that extent be deemed not to form part of this Agreement, but the validity, enforceability or legality of the remaining provisions of this Agreement shall not be impaired.

29.                               Subcontracting

A Provider Group Member may sub-contract or otherwise delegate the performance of any Transitional Services to any of the Provider Personnel provided that the relevant Provider Group Member shall remain at all times responsible to the relevant Recipient Group Member for the performance of its obligations under this Agreement and, without limiting the scope of the foregoing, shall ensure that such subcontractor performs such sub-contracted Transitional Services in a manner consistent with the Service Levels and other applicable terms of this Agreement.

30.                               No partnership

Nothing in this Agreement shall constitute a partnership between the parties or any of them, nor constitute any party the agent of any other party for any purpose.

31.                               Entire agreement

31.1                        This Agreement, the Demerger Agreement, the other Ancillary Agreements and the other documents referred to herein that are existing agreements between a Provider Group Member and a Recipient Group Member or that have been, or will be, entered into pursuant to the Demerger Agreement constitute the entire agreement and understanding between the parties in respect of the subject matter of this Agreement (the “Entire Agreement Documents”) and supersede any prior drafts, agreements, undertakings, representations, warranties and arrangements of any kind, whether or not in writing, regarding the same.

31.2                        Each party to this Agreement acknowledges that it does not rely on, and it has not been induced to enter into this Agreement or any other document referred to in Clause 31.1 to which it is a party by, any warranty, representation, covenant, agreement, undertaking, indemnity or other statement whatsoever other than as are expressly set out in the Entire Agreement Documents to which it is a party. Each party irrevocably and unconditionally waives any right it may have to damages or rescission or any other remedy in respect of any misrepresentation, warranty or undertaking not contained in the Entire Agreement Documents to which it is a party except to the extent such misrepresentation, warranty or undertaking is proven to have resulted from any fraud by or on behalf of the other party or any of its directors, officers or employees.

32.                               Assignment

32.1                        Subject to Clauses 32.2 and 32.3, no Provider Group Member or Recipient Group Member shall:

(A)                               mortgage, charge, pledge, declare any trust over or otherwise encumber, deal with or dispose of any one or more of its rights under this Agreement; or

(B)                               assign any one or more of its rights under this Agreement otherwise than to a member of the Provider Group or the Recipient Group respectively.

32.2                        A Recipient Group Member may assign its rights under this Agreement by way of security for financing or refinancing the transactions contemplated by the Demerger Agreement provided that the assignee of such rights shall not be entitled to further assign them other than by way of enforcement of such security or by way of re-assignment to the relevant Recipient Group Member.

32.3                        Where a Provider Group Member or a Recipient Group Member has assigned any of its rights to, as the case may be, a member of the Provider Group or the Recipient Group, in the event that the assignee shall cease to be a member of, in the case of assignment by a Provider Group Member, the Provider Group or, in the case of assignment by a Recipient Group Member, the Recipient Group, the Provider or the Recipient, as the case may be, shall procure that the assignee re-assigns its rights under this Agreement to a member of the Provider Group or the Recipient Group (as the case may be).

33.                               Further assurance

33.1                        The parties undertake to co-operate in good faith to ensure that they and their respective Groups do such acts and things as may reasonably be necessary for the purpose of giving to the Provider Group Members and Recipient Group Members the full benefit of all relevant provisions of this Agreement, the Demerger Agreement, any of the other Ancillary Agreements and all other agreements entered into in connection with the Demerger.

33.2                        The parties shall use all reasonable endeavours to procure that (and to procure that the members of their respective Groups use all reasonable endeavours to procure that) any necessary third party shall execute such documents and do such acts and things as may reasonably be required for the purpose of giving to the Provider Group Members and the Recipient Group Members the full benefit of all relevant provisions of this Agreement.

33.3                        Without prejudice to any other provision of this Agreement, the parties undertake to use reasonable endeavours to co-operate, and ensure that their respective Groups co-operate, with each other in relation to the conduct of litigation, inquiries from

Government or regulatory bodies (including any Tax Authority), investigations or other proceedings of a like nature (an “Investigation”) where:

(A)                               they have a mutual interest in the Investigation; and

(B)                               co-operating in such manner would not materially adversely affect any material interest of either of them.

34.                               Notices

34.1                        Any notice (which shall include, without limitation, a Change Impact Statement) or other communication given or made in respect of this Agreement by one party to the other shall be given or made in writing in the English language to the other at the address (or addresses) that the other party shall notify to the notifying party from time to time or, if no address has been so notified, at the other party’s registered office.

34.2                        Until otherwise notified to the other party in accordance with Clause 34.1, all notices or other written communications to be given or made in respect of this Agreement shall be given or made in accordance with Clause 34.3.

34.3                        Unless delivered personally, the notice shall be sent to the address of the relevant party which is set out below or to such other address in the United Kingdom as that party may have notified to the party serving the notice for the purposes of notices under this Agreement:

(A)                               Provider

Address:	103 - 105 Bath Road, Slough, Berkshire, SL1 3UH

For the attention of:                                   General Counsel

(B)                               Recipient

Address:	10710 Midlothian Parkway, Suite 430, Richmond, VA, 23235

For the attention of:                                   Chief Legal Officer

34.4                        Subject to Clauses 34.6 and 34.7, a written notice or other written communication made or delivered by one party to another under or in connection with this Clause 34 will be effective only if delivered by hand or by courier on the Business Day of delivery or on the first (1st) Business Day after the date of delivery if delivered on a day other than a Business Day.

34.5                        The provisions of this Clause 34 shall not apply in relation to the service of any proceedings or other documents in any legal action.

34.6                        A notice shall be deemed not to have been sent in accordance with Clause 34.4 and shall not take effect, if the notice has been received in a form which is illegible in a material respect.

34.7                        A notice under or in connection with this Agreement shall not be invalid by reason of any mistake or typographical error if the contents are incomplete if it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been. In circumstances where a notice is or appears to be incorrect or unclear, the recipient of the notice shall take reasonable steps to ascertain as soon as possible from the sender of the notice the incorrect or unclear information.

34.8                        In proving the giving of notice under this Clause 34, it shall be conclusive evidence to prove that it was left at the appropriate address.

34.9                        No party shall prevent or delay service or deemed service on it of a notice connected with this Agreement or attempt to do so.

34.10                 For the avoidance of doubt, this section is not intended to govern the day-to-day business communication necessary between the parties in performance of their obligations under this Agreement.

35.                               Counterparts

35.1                        This Agreement may be executed in any number of counterparts, and by the parties to it on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

35.2                        Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

36.                               Contracts (Rights of Third Parties) Act 1999

36.1                        This Agreement confers benefits on members of the Provider Group and members of the Recipient Group and are intended to be enforceable by each such member (a “Third Party Group Member”) by virtue of the Contracts (Rights of Third Parties) Act 1999.

36.2                        Save as provided in Clause 36.1, the parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

36.3                        Notwithstanding Clause 36.1, this Agreement may be varied in any way and at any time by the parties to this Agreement without the consent of any Third Party Group Member.

37.                               Governing law and Jurisdiction

37.1                        This Agreement shall be governed by and construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with English law.

37.2                        The courts of England are to have exclusive jurisdiction to settle any dispute whether contractual or non-contractual arising out of or in connection with this Agreement. Any proceedings may be brought in the English courts.

Schedule 1
(Transitional Services)

Definition of TSA pricing structure

Provided for information only to illustrate which TSA prices are set by country

TSA group	Single price per TSA service definition	TSA price set by country
[***]	[***]
[***]	[***]	[***]
[***]	[***]
[***]		[***]
[***]	[***]
[***]	[***]	[***]
[***]	[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]	[***]

[***]

Schedule 2
(Personnel)

Part A:  Transferring Employees

1.                                      The parties intend and believe that the cessation of the provision of the relevant (i) services under each of the Detailing Agreements, or (ii) Transitional Services by a Provider Group Member or by any Provider Personnel including without limitation, on the termination of this Agreement, or (iii) services under the Existing Supply Agreement (which is expected to be on the Plant Day), each as the case may be, shall constitute a service provision change or transfer for the purposes of the Regulations, and thus result, through the application of the Regulations, in respect of the relevant Transferring Employees assigned to the provision of such services, in those relevant Transferring Employees listed in paragraph 7 of Part A of this Schedule 2 (together with any additional individuals as agreed in writing by the parties) who were assigned to such services at the date of their cessation (the “Assumed Transferring Employees”) becoming an employee of a Recipient Group Member or any Replacement Service Provider. The parties also intend that:

(A)                               on cessation of such relevant (i) services under each of the Detailing Agreements, or (ii) Transitional Services or (iii) services under the Existing Supply Agreement the relevant Transferring Employees listed in paragraph 6 of Part B of this Schedule 2 (together with any additional individuals as agreed in writing by the parties) who were assigned to such services at the date of their cessation;

(B)                               on the occurrence of the Singapore Central Team Trigger Event, the Singapore Central Team; and

(C)                               on the occurrence of the Canadian Employee Trigger Event, the Canadian Employees;

(together the “Offer Transferring Employees”) shall be offered employment by (i) a member of the Recipient Group or (ii) any Replacement Service Provider, as their employment would not transfer automatically by operation of law. For the avoidance of doubt, any individual who has ceased to be an employee of a Provider Group Member or ceased to be Provider Personnel prior to a relevant cessation of services or the occurrence of the Singapore Central Team Trigger Event or the Canadian Employee Trigger Event (as the case may be) contemplated by this paragraph 1 shall not be a Transferring Employee notwithstanding that such individual may be listed in paragraph 7 of Part A of this Schedule 2 or  paragraph 6 of Part B of this Schedule 2 at the time of signing this Agreement.

2.                                      If as a result of the transaction contemplated by this Agreement the contract of employment of any Assumed Transferring Employee is found or alleged not to have effect after the relevant Transfer Date as if originally made with the Recipient Group Member or any Replacement Service Provider, the Recipient (on behalf of the relevant Recipient Group Member or Replacement Service Provider), in consultation with the Provider (on behalf of the relevant Provider Group Member or Provider Personnel), will, within 14 days of being so requested by the Provider, make to that

Assumed Transferring Employee an offer in writing to employ him under a new contract of employment, on terms and conditions which (other than the identity of the employer and any terms and conditions relating to an occupational pension scheme) will not (taken as a whole) be less favourable in the aggregate than the corresponding provisions of the Assumed Transferring Employee’s contract of employment immediately before the relevant Transfer Date, to take effect upon the termination referred to below. Once that offer has been made (or after the expiry of 14 days after it has been requested), the relevant Provider Group Member may terminate the employment of the Transferring Employee concerned.

3.                                      In relation to all of the Offer Transferring Employees, the Recipient will make, or will procure that a Recipient Group Member or any Replacement Service Provider makes, at least 28 days before the relevant Transfer Date, an offer to employ each relevant Offer Transferring Employee under a new contract of employment on terms and conditions which (other than the identity of the employer and any terms and conditions relating to an occupational pension scheme) will not (taken as a whole) be less favourable in the aggregate than the corresponding provisions of the Offer Transferring Employee’s contract of employment immediately before the relevant Transfer Date to take effect upon the relevant Transfer Date.

4.                                      All wages, salaries, bonuses (deferred or otherwise), profit share or other incentive payment, commission, liability for contractual or statutory holiday, employer’s liabilities in respect of the pay as you earn system, primary and secondary national insurance contributions, reimbursement of expenses, payment of insurance premiums and any other financial obligations due to or in respect of the Transferring Employees (whether under or in connection with their contracts of employment or otherwise) which have accrued in or otherwise relate to a period:

(A)                               after the relevant Transfer Date shall be borne or discharged by the relevant Recipient Group Member or Replacement Service Provider; and

(B)                               on or before the relevant Transfer Date shall be borne or discharged by the Provider Group Member.

All necessary apportionments shall be made to give effect to this paragraph 4.

5.                                      The Provider (on behalf of the relevant Provider Group Member) shall indemnify the relevant Recipient Group Member against any claim in respect of:

(A)                               the employment or termination of employment of any of the Transferring Employees on or prior to the relevant Transfer Date or termination of employment of an Assumed Transferring Employee by the Provider (or relevant Provider Group Member) after a relevant Transfer Date in the circumstances set out in paragraph 2 of Part A of this Schedule 2;

(B)                               subject to paragraph 6(C) of Part A, any failure by any Provider Group Member to comply with its obligations to inform and consult with the Transferring Employees and/or their representatives about the transfer of employment (including without limitation under Regulation 13 of TUPE or any equivalent provision in the Regulations); and

(C)                               any breach of paragraph 4(B) of Part A.

6.                                      The Recipient (on behalf of the relevant Recipient Group Member) shall indemnify the relevant Provider Group Member against any claim in respect of:

(A)                               the employment of any Transferring Employee after the relevant Transfer Date, save for any liability arising as a result of any act or omission by the Provider or Provider Group Member, as applicable;

(B)                               any termination of the employment of any Transferring Employee by the Recipient or Recipient Group Member, as applicable after the relevant Transfer Date;

(C)                               any failure by any Recipient Group Member (or Replacement Service Provider) to comply with its obligations to provide information for the processes being conducted pursuant to paragraph 5(B) of Part A above (including, without limitation, under Regulation 13(4) of TUPE or any equivalent provision in the Regulations); and

(D)                               any breach of paragraph 4(A) of Part A.

7.             Assumed Transferring Employees

Country	Number of employees	Employee ID	Expected transfer trigger
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]

Part B: Non Transferring Employees

1.                                      In the event that any employee of any member of the Provider Group (other than a Transferring Employee) becomes or alleges that he has become by operation of the Regulations an employee of any member of the Recipient Group or any Replacement Service Provider by virtue of his providing or ceasing to provide services under any of the Detailing Agreements, Transitional Services, the Existing Supply Agreement and/or any of the other matters contemplated by this Agreement under this Agreement and/or the occurrence of the Singapore Central Team Trigger Event or the Canadian Employee Trigger Event, then (subject to paragraph 2 of Part B) the relevant member of the Recipient Group or any Replacement Service Provider may terminate the employment of such person (each such person being a “Redundant Employee”).

2.                                      Prior to the relevant member of the Recipient Group or Replacement Service Provider terminating the employment of any Redundant Employee, the Recipient or any Replacement Service Provider shall give the Provider not less than 7 Business Days’ written notice of the proposed termination date (the “Termination Date”), in order to enable the Provider Group or, as the case may be, the Third Party Provider to:

(A)                               offer that Redundant Employee employment under a new contract of employment to take effect immediately upon such Termination Date; and

(B)                               ensure that the offer to be made will be such that none of the terms and conditions of the new contract will differ from the corresponding provisions of that Redundant Employee’s contract immediately before the transfer or alleged transfer of employment to the Recipient or any Replacement Service Provider.

3.                                      The parties agree that any termination of the employment of a Redundant Employee shall be by reason of redundancy.

4.                                      The Provider (on behalf of the relevant Provider Group Member) shall fully indemnify the relevant member of the Recipient Group or any Replacement Service Provider against any expenses, losses, fees, costs and/or liabilities arising out of (i) the employment of that Redundant Employee which transfer pursuant to Regulation 4 of TUPE or any equivalent provision in the Regulations; (ii) the Redundant Employee’s employment with the relevant member of the Recipient Group or any Replacement Service Provider; and (iii) the termination of a Redundant Employee’s employment, provided that:

(A)                               the indemnity under this paragraph 4 of Part B shall extend only to any contractual payments made in lieu of notice (by reference to salary and any contractual benefits), statutory redundancy or severance pay or statutory indemnities, and/or payments made pursuant to any contractual redundancy policy in place at the Completion Date (in each case to the extent properly payable and paid in respect of any such termination) and in respect of any statutory unfair dismissal or redundancy claims arising out of the termination of the Redundant Employee’s employment;

(B)                               such termination takes place as soon as is reasonably practicable (subject to the Recipient’s obligations under paragraph 2 of Part B) and in any event within one month after the occurrence of the Singapore Central Team Trigger Event or the Canadian Employee Trigger Event or the termination of the relevant services under any of the Detailing Agreements, Transitional Service(s) or the Existing Supply Agreement (as the case may be); and

(C)                               the Recipient complies with its obligations under paragraph 2 of Part B.

5.                                      In the event that any member of the Recipient Group engages a Redundant Employee within three months following the termination of employment of the Redundant Employee by any member of the Recipient Group in circumstances where this Schedule 2 applies, the relevant Recipient Group Member (or any Replacement Service Provider) shall repay to the Provider (on behalf of the relevant Provider Group member) any amounts paid by the Provider (on behalf of the relevant Provider Group member) to the relevant Recipient Group Member in respect of that Redundant Employee pursuant to paragraph 4 of Part B above, together with interest at the Bank of England base rate from time to time in force which interest shall accrue from the date on which such sums become due until payment.

6.             Offer Transferring Employees

Country	Number of employees	Employee ID	Expected transfer trigger
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]

Schedule 3
(Separation)

1.                                      Introduction

1.1                               This Schedule 3 defines the general principles in respect of IT Systems to which both parties will adhere in relation to the cessation of the provision of Transitional Services involving the IT Systems of the Provider Group Members to the Recipient Group Members and the separation of the Indivior Business from the Provider Group (the “Separation”).

1.2                               In defining and carrying out their obligations under this Schedule 3, the objective of the parties is to achieve an organised, efficient and prompt Separation causing minimal disruption and interruption to the businesses of both parties and at the lowest reasonable cost, but without limiting the Provider Group Members’ obligations to provide the Transitional Services in accordance with the other terms of this Agreement.

2.                                      Separation Project Plans

2.1                               Promptly after the Completion Date, the parties shall use all reasonable endeavours to:

(A)                               establish appropriate project team(s) to carry out such separation project(s) as are agreed between the parties (acting reasonably) (“Separation Projects”);

(B)                               agree appropriate processes and methods of working; and

(C)                               agree a timetable for each Separation Project (as applicable) that provides for the Separation Project to be completed by the relevant Expiry Date (the “Separation Timetable”), to ensure that Separation occurs in an organised, efficient and prompt manner.

2.2                               The Recipient (on behalf of the Recipient Group Members) and the Provider (on behalf of the Provider Group Members) shall agree a written detailed plan in respect of each Separation Project as applicable (each a “Separation Project Plan”) within at least three months prior to the relevant Expiry Date in respect of the Transitional Services set out in Schedule 1 involving the IT Systems of the Provider Group, which shall include as a minimum:

(A)                               a plan and timetable for the Provider Group Members and the Recipient Group Members migration away from the applicable Transitional Services provided under this Agreement;

(B)                               information in relation to the operation of the parties’ IT Systems and interfaces between each such system;

(C)                               the assistance that the Provider Group Members shall provide to the Recipient Group Members in relation to the migration of data from the Provider Group’s systems to the Recipient Group’s systems necessary for the migration of the relevant Transitional Services;

(D)                               safeguards for the Recipient Group Members and Provider Group Members to  ensure minimal disruption to their respective ongoing business relationships with third parties during implementation of the Separation Project Plan; and

(E)                                the respective responsibilities of the parties in carrying out the Separation  Project Plan.

2.3                               The Provider (on behalf of the Provider Group Members) and the Recipient (on behalf of the Recipient Group Members) will be responsible for performance of those aspects of each Separation Project Plan as are listed against its name in each Separation Project Plan.

2.4                               Each party shall nominate a project manager in respect of each Separation Project to have primary responsibility for co-ordination of that Separation Project. The project managers for each Separation Project shall meet at regular intervals to discuss progress of the Separation Projects against the Separation Timetable, and to agree to any amendments or adjustments to any Separation Project Plan as may be necessary.

2.5                               The parties shall use all reasonable endeavours to ensure that each stage of a Separation Project, and each Separation Project itself, is completed by the relevant Expiry Date. If at any time during the term of this Agreement either party envisages that any stage of a Separation Project may not be completed by the applicable Expiry Date, it will notify the other as soon as is reasonably practicable, and the relevant Separation Project managers shall meet to discuss any amendments or adjustments to this Agreement or to any Separation Project Plan as may be necessary.

2.6                               In carrying out the Separation Projects, and in performing its obligations under this Schedule 3 generally, and, in the case of the Provider Group Members, subject to the obligations to provide Transitional Services in accordance with the terms of this Agreement other than this Schedule 3, each party undertakes to use reasonable endeavours to minimise disruption to the business of the other party and to take into account any bona fide commercial concerns raised by the other.

2.7                               An initial draft timeline outlining the events which are currently considered necessary by the parties in such a Separation Project Plan is set out as Attachment 1 to this Schedule 3.

3.                                      Separation Costs

All Costs incurred by the Provider Group Members and/or any Provider Personnel (such Costs to be calculated on an FTE basis, applying the Provider Group’s standard calculations therefor, consistently applied) directly in connection with the performance of the Provider’s obligations under and in accordance with this Schedule 3 shall be borne by the Recipient (on behalf of the Recipient Group Members).

4.                                      Transfer of Equipment

4.1                               The parties acknowledge that certain equipment provided to the Recipient Group Members as part of the Transitional Services under this Agreement (“Leased Equipment”) is provided subject to the terms and conditions in respect of such leased equipment under the relevant Contracts.

4.2                               Without prejudice to the provisions of Clause 22.4, the Recipient (on behalf of the Recipient Group Members) and the Provider (on behalf of the Provider Group Members) shall agree a Separation Project Plan within at least three months prior to the relevant Expiry Date in respect of the Leased Equipment, with a view to ensuring (at the Recipient’s election) either:

(A)                               the continued provision of such Leased Equipment to the Recipient Group Members under a separate agreement between the relevant Recipient Group Member and the relevant Third Party Provider; or

(B)                               the return of such Leased Equipment to the relevant Third Party Provider, subject to the terms and conditions of the relevant Contract.

[***]

Schedule 4
(The Property)

Part A:  Freehold Property

Property	Country
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Part B:  Leasehold Property

Property	Country
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Part C:  Covenants in respect to Premises

1.                                      To keep the Premises and the contents thereof clean and tidy and clear of rubbish and to leave them in no worse state and condition than at the date of this Agreement and free of the Recipient Group Members’ furniture, equipment, goods and chattels on the termination of this Agreement or the Licence.

2.                                      Not to use the Premises otherwise than as offices.

3.                                      Not to obstruct the common parts of the Property nor cause them to become dirty or untidy nor to leave any rubbish on them.

4.                                      Not to display any signs or notices on the Premises or any part of the Property.

5.                                      Not to use the Premises in such a way as to cause any unlawful nuisance, damage, disturbance, inconvenience or interference to either the Provider Group Members or to the owners, occupiers or users of any other parts of the Property whatsoever.

6.                                      Not to make any alteration to the Premises, its decorations or services nor cause any damage or waste to the Premises or the Property.

7.                                      Not knowingly to use the Premises in such a way as would or might constitute a breach of any statutory requirement affecting the Property or which would or might vitiate in whole or in part any insurance effected in respect of the Property from time to time and of which the relevant Recipient Group Member has received a full copy and to comply with the requirements of the insurers and the local fire officer and of which in each case the relevant Recipient Group Member has prior notice in writing and the Provider Group Member will make such reasonable representations to its insurer as the Recipient Group Member may reasonably request in relation to such requirements from time to time.

8.                                      In respect only of Premises located within a Leasehold Property, not to breach those covenants and conditions binding on the relevant Provider Group Members under the lease pursuant to which that Provider Group Member occupies the Property insofar as the same relate to the Premises and are notified to the relevant Recipient Group Member.

9.                                      To notify the Provider promptly after receipt by the Recipient Group Member of any communication received from a government department, local authority, other competent authority or, in respect only of Premises located within a Leasehold Property, the Landlord affecting the Property.

10.                               Not to make any application to the relevant planning authority for any permission for change of use or alteration to the Property.

11.                               Not to impede the exercise of the relevant Provider Group Member’s rights of possession and control of the Property nor to permit the occupation of the Premises by anyone other than employees of the relevant Recipient Group Member.

12.                               To vacate the relevant Premises:

(A)                               promptly upon termination of this Agreement in respect of such Premises pursuant to Clause 22; or

(B)                               in respect only of Premises located within a Leasehold Property (except this paragraph 12(8) does not apply to the Premises located in Slough), within 10 Business Days of receipt by the relevant Recipient Group Member of notice from the Provider or the relevant Provider Group Member that the Landlord has threatened to take action in respect of any breach of the lease pursuant to which the relevant Provider Group Member occupies the Property caused by the creation or continuation of the Licence; or

(C)                               the end of the relevant Service Period. This covenant is to survive termination of this Agreement.

13.                               To observe such reasonable rules and regulations as the relevant Provider Group Member may make from time to time governing the use of the relevant Premises or Property and of which the relevant Recipient Group Member has prior notice in writing.

14.                               To indemnify each relevant Provider Group Member and keep each such Provider Group Member indemnified against all losses, claims, demands, actions, proceedings, damages, proper costs or expenses, or other liability arising from any breach or non-observance of the covenants in this Part C of Schedule 4 provided that, other than in the event of a Change of Control of Reckitt Benckiser Group PLC, the Recipient Group Member shall not be liable to the relevant Provider Group Member whether in contract, tort (including without limitation negligence and breach of statutory duty) for (I) any indirect or consequential loss or damage; (ii) any loss of profits, loss of revenue, loss of use, loss of anticipated savings, loss of goodwill or loss of contracts (in each case whether direct, indirect or consequential); or (iii) any punitive or exemplary damages. This covenant is to survive termination of this Agreement. For the purposes of this paragraph 14, “Change of Control” means a change in control of a company where “control” means in relation to a company, the ability of a person to ensure that the activities and business of that company are conducted in accordance with the wishes of that person, and a person shall be deemed to have Control of a company if it possesses or is entitled to acquire the majority of the issued share capital or the voting rights in that company or the right to receive the majority of the income of that company on any distribution by it of all of its income or the majority of its assets on a winding up(but excluding the Demerger).

15.                               Notwithstanding paragraph 12(c) and in respect of the Property located in Italy only as described more particularly in Part B of this Schedule, the following provisions shall apply:

(A)         the relevant Recipient Group Member shall provide written notice by no later than 20 Business Days before 31 December 2015 to the relevant Provider Group Member confirming whether the relevant Recipient Group Member intends to cease occupation of the relevant Premises on or before 31 December 2016;

(B)                               if the relevant Recipient Group Member has notified the relevant Provider Group Member that it intends to leave occupation of the Premises on or before 31 December 2016 it shall:

(i)           pay to the relevant Provider Group Member the sum of EUR[***] by no later than 20 Business Days before 31 December 2016;

(ii)          comply with all other conditions in the relevant Provider Group Member’s lease which apply on termination of the relevant Lease insofar as it is applicable to the relevant Premises and any other requirements imposed by the Landlord of the relevant Premises; and

(iii)         vacate the relevant Premises on or before 31 December 2016.

(C)                               if the relevant Recipient Group Member does not elect to cease occupation of the Premises on or before 31 December 2016 in accordance with (A) and (B) above, then the relevant Recipient Group Member shall remain in occupation of the relevant Premises for the remainder of the Service Period as specified in the Licence, without prejudice to any other termination arrangements permitted by this Agreement and/or the Licence.

Schedule 5
(Intragroup Agreements)

[***]

Schedule 6
(Marketing Authorisation)

1.                                      Marketing Authorisation Transfer and Marketing Authorisation Re-Registration

1.1                               Each Provider Group Member and each Recipient Group Member hereby agrees that they will each use all reasonable endeavours to ensure that, as soon as reasonably practicable after the Commencement Date:

(A)         subject to paragraph 1.1(B) each Marketing Authorisation shall be transferred in accordance with Applicable Law by the Marketing Authorisation Holder to the Marketing Authorisation Transferee (“Marketing Authorisation Transfer”); and

(B)         where Applicable Law does not permit a Marketing Authorisation Transfer, a new Marketing Authorisation shall be registered in the name of the Marketing Authorisation Transferee to replace the existing Marketing Authorisation (“Marketing Authorisation Re-registration”) and, subject to any transitional period that a Governmental Entity shall agree, the Provider shall procure that the relevant Marketing Authorisation Holder takes all necessary steps to withdraw, abandon, cancel or allow to lapse the superseded Marketing Authorisation as soon as practicable after the Marketing Authorisation Re-registration Date.

1.2                               Any Marketing Authorisation Transfer or Marketing Authorisation Re-registration (as applicable) shall be effected on a market-by-market basis (such that there shall not be any staggered Marketing Authorisation Transfer or Marketing Authorisation Re-registration (as the case may be) on a Product-by-Product basis in any Market), unless otherwise agreed between the Provider and the Recipient.

1.3                               Promptly after the Commencement Date, the parties shall use reasonable endeavours to agree a timetable to carry out the necessary steps to complete the Marketing Authorisation Transfer or Marketing Authorisation Re-registration (as applicable).

1.4                               With effect from the Commencement Date until the relevant Marketing Authorisation Transfer Date or the relevant Marketing Authorisation Re-registration Date (as applicable), the Provider shall procure that the relevant Marketing Authorisation Holder shall hold the Marketing Authorisation(s) in its name but for the account, risk and benefit of the relevant Marketing Authorisation Transferee.

Submission of Marketing Authorisation Documentation

1.5                               Without prejudice to paragraph 1.6, the relevant Recipient Group Member shall be responsible for preparing (at that Recipient Group Member’s cost), all notices, applications, submissions, reports and any other instruments, documents, correspondence or filings necessary to complete each Marketing Authorisation Transfer or Marketing Authorisation Re-registration (as applicable) (the “Marketing Authorisation Documentation”). The Marketing Authorisation shall be prepared in accordance with Applicable Laws as soon as reasonably practicable.

1.6                               At the relevant Provider Group Member’s election, the relevant Recipient Group Member shall procure that advanced drafts of the Marketing Authorisation Documentation prepared in respect of a Marketing Authorisation Transfer are submitted to the relevant Provider Group Member so as to allow the relevant Provider Group Member Marketing Authorisation Holder a reasonable opportunity to provide comments on such Marketing Authorisation Documentation before it is submitted to the relevant Government Entity. The relevant Recipient Group Member shall incorporate all comments on such drafts as may reasonably be made by the relevant Provider Group Member Marketing Authorisation Holder PROVIDED THAT the relevant Recipient Group Member shall not be obliged to incorporate any comments if the relevant Recipient Group Member considers, acting reasonably, that to do so would materially delay the Marketing Authorisation Transfer.

1.7                               Where under Applicable Law the Marketing Authorisation Documentation prepared in respect of a Marketing Authorisation Transfer is required to be submitted to the relevant Governmental Entity:

(A)         by the Marketing Authorisation Holder, the relevant Recipient Group Member shall procure that the finalised Marketing Authorisation Documentation is provided to the relevant Provider Group Member after such Marketing Authorisation Documentation is finalised in accordance with paragraph 1.6 above and the relevant Provider Group Member Marketing Authorisation Holder shall submit such Marketing Authorisation Documentation to the relevant Government Entity (the timing and date of such submission to be agreed with the relevant Recipient Group Member) and the Provider shall promptly thereafter advise the Recipient of such submission and provide a copy of the relevant Marketing Authorisation Documentation (in the form submitted) to the Recipient; and

(B)         by the Marketing Authorisation Transferee, the relevant Recipient Group Member Marketing Authorisation Transferee (and if such Marketing Authorisation Transferee is a third party nominated by the Recipient, the relevant Recipient Group Member shall procure that such third party shall) shall submit the finalised Marketing Authorisation Documentation to the relevant Governmental Entity as soon as reasonably practicable after such Marketing Authorisation Documentation is finalised in accordance with paragraph 1.6 and the Recipient shall promptly thereafter advise the Provider of such submission and provide a copy of the relevant Marketing Authorisation Documentation (in the form submitted) to the Provider.

1.8                               Where under Applicable Law the Provider Group Member is not permitted to transfer a Marketing Authorisation, the relevant Recipient Group Member shall be responsible, at its own cost, for submitting the Marketing Authorisation Documentation in respect of a Marketing Authorisation Re-registration. The relevant Provider Group Member shall provide reasonable assistance to the relevant Recipient Group Member.

1.9                               From the Commencement Date, the relevant Provider Group Member Marketing Authorisation Holder shall, as soon as reasonably practicable, sign any notices, applications, submissions, reports and other instruments, documents, correspondence or filings presented to it by the relevant Recipient Group Member Marketing

Authorisation Transferee that are necessary to effect each Marketing Authorisation Transfer or Marketing Authorisation Re-registration (as applicable). The Marketing Authorisation Holder shall:

(A)         provide notice of its consent to a Marketing Authorisation Transfer or Marketing Authorisation Re-registration if required by any Governmental Entity;

(B)         provide to the relevant Recipient Group Member Marketing Authorisation Transferee any information or other data or technical or other information in its possession that relates to the relevant Marketing Authorisation and that is required by a relevant Governmental Entity or otherwise reasonably required by the relevant Recipient Group Member Marketing Authorisation Transferee to assist the relevant Recipient Group Member Marketing Authorisation Transferee to effect the relevant Marketing Authorisation Transfer or Marketing Authorisation Re-registration; and

(C)         in the event of any request for information or any query from any relevant Governmental Entity in respect of Marketing Authorisation Transfer or the Marketing Authorisation Re-registration (as applicable), the relevant party receiving such request or query shall provide copies of any such request or query to the relevant Provider Group Member or, as the case may be, to the relevant Recipient Group Member. The relevant Recipient Group Member shall be responsible for preparing (at the relevant Recipient Group Member’s Cost) any response to such a request or query with the intention that such request or query shall be dealt with as promptly and efficiently as possible. In advance of finalising any such response, the Recipient shall procure that the relevant response is submitted to the Provider so as to allow the relevant Provider Group Member Marketing Authorisation Holder a reasonable opportunity to provide comments on such response before it is submitted to the Governmental Entity. In respect of:

(i)            a Marketing Authorisation Transfer, the relevant Provider Group Member (i) shall promptly (and in any event before any applicable deadline) submit the response to the relevant Governmental Entity after the same has been finalised in accordance with this paragraph (C) and (ii) shall provide a copy of the relevant response (in the form submitted) to the Recipient; and

(ii)           a Marketing Authorisation Re-registration, the relevant Recipient Group Member (i) shall promptly (and in any event before any applicable deadline) submit the response to the relevant Governmental Entity after the same has been finalised in accordance with this paragraph (C) and (ii) shall provide a copy of the relevant response (in the form submitted) to the Provider.

2.                                      Obligations pending Marketing Authorisation Transfer or Marketing Re-Registration

2.1                               Unless otherwise required by Applicable Law or a relevant Governmental Entity (or unless otherwise agreed in writing by the Provider and the Recipient), from the

Commencement Date until the applicable Marketing Authorisation Transfer Date or Marketing Authorisation Re-registration Date:

(A)          the relevant Marketing Authorisation Holder shall:

(i)            maintain in force each Marketing Authorisation, and shall not voluntarily amend, cancel or surrender any Marketing Authorisation unless requested to do so in writing by the Recipient or required to do so by any Applicable Law or any Governmental Entity;

(ii)           with the Recipient’s consent (not to be unreasonably withheld or delayed) progress any registrations, variations or renewals to Marketing Authorisations initiated by a Provider Group Member prior to the Commencement Date or withdraw them upon the request of the Recipient;

(iii)          comply with the terms of any Marketing Authorisation; and

(iv)          not without the consent of the Recipient, initiate any additional variations or amendments to the Marketing Authorisations, except to the extent required by any Governmental Entity or where failure to do so would breach Applicable Law.

(B)                               without prejudice to the generality of the foregoing paragraph 2.1 (A)(iii), the Recipient acknowledges and agrees that each Marketing Authorisation Holder shall do (or procure that there is done) the following (and the Recipient acknowledges that, where the relevant Marketing Authorisation Holder so chooses and unless otherwise agreed (in a quality agreement, technical agreement, safety data exchange agreement or other agreement between any Recipient Group Member(s) and Provider Group Member(s), or otherwise), responsibility for each of the following activities shall rest with the relevant Marketing Authorisation Holder):

(i)            conduct pharmacovigilance activities related to the Marketing Authorisations, which activities shall be conducted in accordance with Applicable Law and the standards, policies and procedures of the Provider Group from time to time in force; and

(ii)           conduct any and all communications with a Governmental Entity in respect of a Marketing Authorisation (including, without limitation to the generality of the foregoing, attending any meetings with relevant Governmental Entities and filing and submitting all reports and other documents necessary to be submitted in order to comply with Applicable Law or its obligations under this Agreement), PROVIDED THAT (1) responsibility for (i) the Costs of preparation of any such documents, reports and/or filings shall be borne by the relevant Recipient Group Member and (ii) the relevant Recipient Group Member shall provide reasonable assistance to the relevant Provider Group member to prepare all reports and other documents requested by the relevant Governmental Entity and (2) the relevant Provider Group

Member shall obtain written consent from the relevant Recipient Group Member prior to such filing and submission.

(C)                               the relevant Provider Group Member Marketing Authorisation Holder shall act in accordance with the reasonable instructions of the Recipient Marketing Authorisation Transferee in respect of each Marketing Authorisation in respect of which such Marketing Authorisation Holder is the holder, PROVIDED THAT no Marketing Authorisation Holder shall be obliged to comply with such instructions to the extent the same infringe the terms of the relevant Marketing Authorisation(s).

(D)                               if the relevant Recipient Group Member requests to change the artwork:

(i)           if such change is required in order to comply with applicable law or a regulator’s request or requirement, the Provider shall promptly implement such change; or

(ii)          if the relevant Recipient Group Member makes such a request that is not required to comply with applicable law or a regulator’s request or requirement, the Provider shall promptly implement such change, to the extent such change request is reasonable.

3.                                      Obligations following Marketing Authorisation Transfer or Marketing Authorisation Re-Registration

3.1                               On and from the relevant Marketing Authorisation Transfer Date or Marketing Authorisation Re-registration Date (as applicable), the relevant Recipient Group Member Marketing Authorisation Transferees shall assume and be solely responsible for all activities and actions required by Applicable Law in connection with such Marketing Authorisation.

IN WITNESS whereof the parties hereto have signed this Agreement on the day and year first before written,

Signed by	)	/s/ Patrick Clements
for and on behalf of	)
RECKITT BENCKISER PLC	)

Signed by	)
for and on behalf of	)
RBP GLOBAL HOLDINGS LIMITED	)	/s/ WR Mordan